                                                                 Exhibit 10.134


                      EAGLE HARDWARE & GARDEN, INC.
                            W. 901 APPLEWAY
                         COEUR D'ALENE, IDAHO
                          TABLE OF CONTENTS

1.0 PREMISES ..........................................    1
2.0 IMPROVEMENTS TO BE BUILT BY THE PARTIES ...........    1
3.0 TERM ..............................................    2
   3.1 Commencement Date ..............................    2
   3.2 Lease Year .....................................    2
   3.3 Options to Extend ..............................    2
4.0 RENT ..............................................    2
   4.1 Minimum Rent ...................................    2
   4.2 Surcharge ......................................    2
   4.3 Adjustments to Minimum Rent ....................    2
   4.4 Adjusted to Minimum Rent .......................    2
   4.5 Maximum Adjusted Minimum Rent ..................    3
   4.6 Option Period Rental ...........................    3
5.0 PERCENTAGE RENT ...................................    3
   5.1 Percentage Rent ................................    3
   5.2 Exclusions .....................................    3
6.0 ZONING, PERMITS AND TITLES ........................    3
   6.1 Landlord's Warranty - Title/Zoning .............    4
   6.2 Landlord's Permits .............................    4
   6.3 Landlord's Condition of Title ..................    4
7.0 USE OF PREMISES ...................................    4
   7.1 Use of Premises ................................    4
   7.2 Compliance With Environmental Laws .............    4
   7.3 Compliance With Other Laws .....................    4
   7.4 Nuisance .......................................    4
8.0 MAINTENANCE AND REPAIR ............................    4
   8.1 Maintenance - Premises .........................    5
   8.2 Defects - Premises .............................    5
   8.3 Notices ........................................    5
   8.4 Surrender of Premises ..........................    5
   8.5 Removal of Property ............................    5
9.0 TENANT'S RIGHT TO MAKE ALTERATIONS ................    5
10.0 LIENS ............................................    5
11.0 ASSIGNMENT AND SUBLETTING ........................    5
12.0 ACCESS ...........................................    6
13.0 DAMAGE OR DESTRUCTION ............................    6
  13.1 Destruction Due to Risk Covered by Insurance ...    6
  13.2 Other Destruction ..............................    7
  13.3 Abatement of Rent ..............................    7
14.0 NOTICES ..........................................    7
  14.1 To Landlord and Tenant .........................    7
  14.2 Notice To Cure Or Vacate .......................    8
  14.3 Multiple Persons ...............................    8
15.0 TAXES AND UTILITIES ..............................    8
  15.1 Taxes ..........................................    8
  15.2 Contests .......................................    8
  15.3 Utilities ......................................    9
16.0 SIGNS ............................................    9
17.0 DEFAULT BY TENANT ................................    9
  17.1 Termination ....................................    9
  17.2 Removal of Property ............................   10
  17.3 Injunctive Relief ..............................   10
  17.4 Cumulative .....................................   10
18.0 DEFAULT BY LANDLORD ..............................   10
  18.1 Tenant's Right To Cure .........................   10
  18.2 Limitations on Liability .......................   10
  18.3 Injunctive Relief ..............................   10
  18.4 Remedies Cumulative ............................   10
19.0 COSTS AND ATTORNEY'S FEES ........................   10
20.0 NONWAIVER OF BREACH ..............................   11
21.0 INSURANCE AND INDEMNITY ..........................   11
  21.1 Tenant's Liability Insurance ...................   11
  21.2 Landlord's Indemnity ...........................   11
  21.3 Property Insurance - Premises ..................   11
  21.4 Waiver of Subrogation ..........................   11
  21.5 Insurance - Generally ..........................   12
  21.6 Indemnification - Concurrent Negligence ........   12
  21.7 Waiver of Worker's Compensation ................   12
22.0 OFFSET STATEMENTS ................................   12
23.0 EMINENT DOMAIN ...................................   12
  23.1 Total Taking ...................................   12
  23.2 Partial Taking .................................   12

  23.3 Damage .........................................   12
  23.4 Repairs ........................................   13
  23.5 Proceeds .......................................   13
  23.6 Adjustment To Minimum Rent .....................   13
  23.7 Cumulative Effect ..............................   13
  23.8 Conflict Of Provisions .........................   13
24.0 PAYMENT AND NOTICE TO LANDLORD ...................   13
25.0 HOLD OVER ........................................   13
26.0 QUIET ENJOYMENT ..................................   13
27.0 FORCE MAJEURE ....................................   13
28.0 MISCELLANEOUS ....................................   13
  28.1 Captions .......................................   14
  28.2 Cannon of Construction .........................   14
  28.3 Time ...........................................   14
  28.4 Successors .....................................   14
  28.5 Partnership ....................................   14
  28.6 Entirety .......................................   14
  28.7 Time For Responses .............................   14
  28.8 Exhibits .......................................   14
29.0 MEMORANDUM OF LEASE AND NONDISTURBANCE AGREEMENT .   14
30.0 CONDITION TO EFFECTIVENESS .......................   14
31.0 SIGNATURES AND ACKNOWLEDGMENTS ...................   14



                         EAGLE HARDWARE & GARDEN, INC.
                             W. 901 APPLEWAY AVENUE
                           COEUR D'ALENE, IDAHO 83814
                                     LEASE



THIS LEASE (this "Lease") is dated December 5, 1997, by and between HARLAN D. DOUGLASS and MAXINE H. DOUGLASS, husband and wife (collectively the "Landlord"), and EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Tenant"). Landlord is the owner of certain land and improvements located at 901 Appleway Avenue in the City of Coeur d'Alene, Kootenani County, Idaho. Landlord desires to lease such real property to Tenant and Tenant desires to lease such real property from Landlord. To provide for the lease of such real property by Landlord to Tenant, the parties agree:

Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord that certain real property located in Coeur d'Alene, Kootenani County, Idaho, legally described as setforth in Exhibit "A" attached hereto and incorporated herein by reference, for the term, at a rental, and upon the covenants and conditions as hereinbelow set forth.

         1.0      PREMISES
The premises shall consist of the land described in Exhibit "A" togetherwith the following improvements with square footages being approximate; (a) a single story retail store building without a basement of 112,675 square feet with an office mezzanine of 3,836 square feet and a storage mezzanine of 9,599 square feet; (b) a single story retail drive-through building materials building, fully roofed, without a basement, of 61,125 square feet with a storage mezzanine of 3,230 square feet; (c) an enclosed retail garden sales yard of 14,400 square feet with 8,800 square feet of open area. The balance of the garden yard shall be occupied by Tenant supplied and installed 5,600 square feet commercial greenhouse on a steel support structure by Landlord; and related improvements to be constructed on the above described real property by Landlord, pursuant to plans and specifications as hereinafter provided (collectively the "Premises"). The Premises are depicted on the Site Plan number 313 and dated 7/29/97, attached hereto as Exhibit B and incorporated herein by reference. No changes shall be made thereto without Tenant's prior written consent except that the exterior stairs in the rear of the Building have been modified.

Notwithstanding anything in this Lease to the contrary, Landlord is constructing a building and other improvements on the Premises. Such building and improvements shall be built substantially in accordance with plans and specifications prepared by Tenant's architect and approved by Landlord and Tenant, and such building and improvements (and written change orders thereto) shall be substantially completed on or before December 1, 1997.

Tenant's General Outline Specifications and Requirements for New Buildings, dated May 30, 1997, are attached hereto as Exhibit C. With respect to the improvements existing as of the Commencement Date, Tenant's architect has incorporated Tenant's interior display and fixture drawings with the final building drawings in order that all Tenant's interior and exterior work be included under the primary building permit.

Exhibit C, as amended by the change orders, covers the respective construction obligations of both Landlord and Tenant, but does not specifically designate the construction obligations to be performed by each party. Each party, as its sole cost and expense, has the obligation to construct their respective portion of the improvements substantially in accordance with Exhibit C, as amended by the change orders.

         2.0      IMPROVEMENTS TO BE BUILT BY THE PARTIES
Landlord, at Landlord's sole expense, applied for and obtained the necessary construction permits, commenced with the construction and erection of the improvements to be built by Landlord hereunder and shall proceed with such construction to substantial completion with reasonable dispatch. The improvements constructed by Landlord shall be substantially completed at Landlord's expense in substantial compliance with Exhibit C, as amended by the change orders on or before December 1, 1997. The improvements shall be constructed and erected in a good and workmanlike manner, and shall be adequate and serviceable in all respects for use by Tenant under this Lease.

Notwithstanding anything to the contrary contained in this Lease the Premises were delivered to Tenant in a substantially complete condition on December 1, 1997.

Tenant, at its sole cost and expense, shall, (i) construct the greenhouse located in the garden area, (ii) construct and install the display and fixture improvements, (iii) construct Tenant's work substantially as indicated on Exhibit C and as amended by the change orders if any. Tenant shall be responsible for any additional improvements to the building which are necessary for Tenant's tenancy and occupancy of the Premises pursuant to the provisions of this Lease. Tenant shall have the right, at its own expense, to perform any and all fixturing and other work Tenant deems necessary to prepare the store for opening, and Landlord hereby grants Tenant access to the Premises to accomplish such construction, so long as Tenant does not interfere with Landlord's construction.

Landlord warrants that Landlord will obtain a certificate of occupancy from the appropriate governmental authorities having jurisdiction over the Premises (which may be a temporary certificate of occupancy, provided such certificate permits occupancy and does not prohibit the commencement and operation of Tenant's business).

Landlord hereby assigns to Tenant all rights under warranties and/or bonds relating to the repair, maintenance and/or condition of the improvements to be built on the Premises, and Landlord will cooperate with Tenant in order to obtain for Tenant the benefit of all other warranties and/or bonds.

Each party shall pay for the cost and expense of lien-free completion of their respective construction obligations on the Premises. Tenant, at its sole cost and expense, shall pay the architects and engineer's fees for the preparation of the plans and specifications and for the supervision of the construction. Tenant shall acquire no equity in the Premises of Landlord by reason of payments for leasehold improvements or otherwise.

         3.0      TERM
                  3.1 Commencement Date The term of this Lease shall be for 20 years and 2 months commencing on December 1, 1997 (the "Commencement Date").

                  3.2 Lease Year The first lease year, if the Commencement Date is the first day of a calendar month, shall be the 12 successive calendar months that begin on the Commencement Date. If the Commencement Date is not the first day of a calendar month, the first lease year shall be the 12 successive calendar months that begin on the first day of the calendar month next succeeding the Commencement Date. Thereafter, subsequent lease years shall be the succeeding 12 calendar month periods after the first lease year.

                  3.3 Options to Extend Tenant shall have 2 consecutive 5 year options to extend the Lease term, provided that at the time of the exercise of the option, and at all times after the exercise of the option and prior to the commencement of such extension, Tenant shall not be in default under the Lease for a default which it has failed to cure within the applicable cure period. Tenant shall notify Landlord of the exercise of its options no later than 180 days prior to the expiration of the initial term of the Lease or the expiration of the first extended term, as the case may be. Minimum Rent for the option periods shall be as set forth in Sections 4.3, 4.4 and 4.5 below. Percentage Rent during the option periods shall be computed as set forth in Section 5 below.

         4.0      RENT
                  4.1 Minimum Rent Tenant shall pay to Landlord, without offset, notice or demand, as fixed minimum rent, the monthly sums set forth below (the "Minimum Rent"), which shall be paid in advance on or before the first day of each calendar month of each lease year during the lease term. If the lease term commences on a day other than the first day of a calendar month, the Minimum Rent for such month shall be a prorated portion of the monthly Minimum Rent.

The Minimum Rent shall begin on December 3, 1997 (the "Rent Commencement Date").

The Minimum Rent for each of the first 5 years commencing on the Rent Commencement Date shall be $850,000 per year payable at a rate $70,833.33 per month.

                  4.2 Surcharge Tenant acknowledges that late payment by Tenant to Landlord of the Minimum Rent, and any other sums required to be paid by Tenant to Landlord hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance cover the Premises. Therefore, if any installment of Minimum Rent due from Tenant is not received by Landlord by the 5th day of each and every month, or any other sum required to be paid by Tenant to Landlord or others as provided for in this Lease is not received when due, Tenant shall pay to Landlord an additional sum of 5% of the overdue Minimum Rent as a surcharge. Failure to pay the Minimum Rent on time shall be construed to mean the failure to mail the fixed Minimum Rent to Landlord on or before the 5th day of the month with postmark affixed thereto or to deliver the Minimum Rent to the Landlord by the 5th day of the month.

                  4.3 Adjustments to Minimum Rent To provide an equitable adjustment of rent to offset the effects of inflation, the Minimum Rent shall be adjusted at the end of each 5 year anniversary of the Rent Commencement Date, the adjustment to be determined by the Index (as defined below) published closest, but prior to, the first month of the first year of the Lease Term (the "Base Index") and every fifth year of the Term (the "Subsequent Index") in accordance with changes in the Consumer Price Index for all Urban Consumers for the Seattle/Tacoma area on the 1982 - 84 = 100 base published by the Bureau of Labor Statistics, U.S. Department of Labor (the "Index") using the procedures set forth in Section 4.4 below. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced by the Bureau shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or raised, and if the Index is not so replaced, Landlord shall adopt a substitute index or substitute procedure which reasonably reflects changes in the purchasing power of the U.S. dollar.

                  4.4 Adjusted Minimum Rent During each 5 year period following the first 5 year period of the Term, Tenant shall pay Landlord Minimum Rent equal to the Subsequent Index divided by the Base Index and multiplied by the Minimum Rent set forth in Section 4.1 above (the "Adjusted Minimum Rent") provided, however, that under no circumstances shall the Adjusted Minimum Rent be less than the previous year's minimum rent. In other words, the Adjusted Minimum Rent shall be computed in accordance with the following formula:

                  Adjusted Minimum Rent = Subsequent Index x Minimum Rent
                                          ----------------
                                             Base Index

                  4.5 Maximum Adjusted Minimum Rent Notwithstanding the provisions of Sections 4.3 and 4.4 above, the Adjusted Minimum Rent shall not, at any time, exceed the Minimum Rent as set forth in Section 4.1 above by more than 15% for the first 5 year rental adjustment and continuing each 5 year period thereafter by adding 15% to the previous 5 year period maximum, so that in year 16 the maximum increase would be 45% and so that in year 26 the maximum increase would be 75%. The maximum annual Adjusted Rental for years 6 through 30 would be as follows:

Base Term         Years 6 through 10 not to exceed           $977,500.00
                  Years 11 through 15 not to exceed        $1,124,125.00
                  Years 16 through 20 not to exceed        $1,292,743.00

Option Periods    Years 21 through 25 not to exceed        $1,486,655.00
                  Years 26 through 30 not to exceed        $1,709,653.00


                  4.6 Option Period Rental The option period rent ("Option Period Rent") shall be determined by an adjustment over the last 5 year period of the Lease Term, or preceding option period, whichever the case may be, by using the same adjustments to Minimum Rent, as set forth in Sections 4.3 and 4.4 above, but subject to the maximum limitation setforth in Section 4.5 above.

         5.0      PERCENTAGE RENT
                  5.1 Percentage Rent In addition to the Minimum Rent, Tenant agrees to pay to Landlord as additional rent for each lease year, 2% of the amount of annual gross sales in excess of $30,000,000.00.

Within 60 days after the end of each lease year, Tenant shall furnish to Landlord a statement of the gross sales for said lease year and the additional rent, if any, shall be payable not later than 60 days from and after the close of the lease year. Such statement shall set forth the gross sales for said lease year and the amounts deducted therefrom pursuant to Section 5.2 below. Not more than once with respect to any lease year, and then only after reasonable notice and during Tenant's office hours, Landlord shall have the right to examine or cause to be examined Tenant's records for the purpose of verifying the sales as reported by Tenant and, subject to the provisions below with respect to confidentiality, Landlord may make copies thereof, at Landlord's sole cost and expense. Tenant shall be required to preserve its records on which any statement is based for 3 years and no more. After Landlord's written request, Tenant will produce such records at Tenant's corporate headquarters, or at such other location that is mutually acceptable to Landlord and Tenant. If Landlord causes an analysis to be performed by an independent certified public accountant, and if such analysis reveals that Tenant has underpaid the percentage rent required hereunder by more than 3%, then the reasonable out-of-pocket expenses shall be paid by Tenant. Otherwise, the costs of such analysis shall be paid by Landlord. If Landlord fails to object in writing to any statement within 36 months after the statement was rendered, such statement shall be conclusively presumed to be correct. Landlord agrees to keep all information and records relating to Tenant's gross sales confidential, except that Landlord may disclose, to an extent and in a manner that is commercially reasonable, summaries of such information to prospective purchasers or lenders of Landlord's property, provided such prospective purchasers and lenders agree in advance in writing to keep such information confidential, except as required by law and except as otherwise allowed by a court in any litigation.

                  5.2 Exclusions It is agreed by the parties hereto that the term "gross sales" as used in this Lease shall mean the total selling price of all goods, wares and merchandise sold, in, on or from the Premises determined in accordance with generally accepted accounting principles consistently applied as between past and future periods, less the following deductions to the extent that the same have been included in "gross sales" figures:

                  a. All credits and refunds made to customers for merchandise returned or exchanged and any adjustment resulting in a reduction of a service charge;

                  b. All inter-store shipments or transfers of merchandise from the Premises to any of Tenant's other stores made for the convenience of Tenant's business and not for the purpose of avoiding a sale pursuant to Section 5.1;

                  c. Amounts received in settlement of claims for loss or damage to merchandise;

                  d. The amount of any tax payable by reason of any gross sales tax law or of any other tax law based upon gross sales, gross volumes or gross receipts, now in effect or which may be adopted or amended hereafter that are imposed by governmental authority, added to the sales price, separately stated and collected separately as a tax from customers;

                  e. Amounts received from the sale of fixtures or other property which is not stock in trade or "bulk transfer" of inventory as that term is defined by the Uniform Commercial Code;

                  f. Amounts uncollected due to bad checks or insufficient credit;

Amounts received from the sale of services or contracts for services, warranties, maintenance, insurance, construction or installation and the like shall not be included in gross sales, except any portion which is paid to Tenant.

         6.0      ZONING, PERMITS AND TITLES
                  6.1 Landlord's Warranty - Title/Zoning Landlord covenants, warrants and represents to Tenant, as of the date of this Lease, that there are no restrictive covenants or zoning ordinances or regulations which prohibit the use of the Premises as a home and garden center in the same manner as currently operated by Tenant in Spokane, Washington.

                  6.2 Landlord's Permits Landlord will furnish Tenant copies of permits and approvals obtained for the Premises.

                  6.3 Landlord's Condition of Title Landlord warrants that Landlord has, or prior to the Commencement Date will have, title to the Premises, free and clear of all liens and encumbrances except as set forth in Exhibit F.

         7.0      USE OF PREMISES

                  7.1 Use of Premises Tenant shall use the Premises for a home and garden center and related uses, as currently operated by Tenant in Spokane, Washington, including, but not limited to, the sale of electrical and plumbing items, building materials, garden and nursery items, home center items and other related items and services. Tenant may also sell such other types of items and sell or perform such other types of services as may be sold or performed in any of Tenant's other stores. Tenant may also use the Premises for storing or warehousing goods to be sold at other locations. Tenant shall not use the Premises for any other purpose. Nothing in this Lease shall be construed as a covenant on the part of Tenant to operate its business within the Premises for all or any portion of the lease term.

                  7.2 Compliance With Environmental Laws Tenant and Landlord shall comply with all environmental laws, as now existing or hereafter enacted or amended, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Safe Water Drinking Act, 42 U.S.C. Section 300F, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., or other statutes enacted by the U.S. Congress or Idaho Legislature, and any regulations, order and permits issued thereunder or by any governmental authority with jurisdiction over environmental matters ("Environmental Laws"). Tenant shall not use or permit the use of the Premises in any manner, or permit anything to be done in or about the Premises which may subject the Landlord or any lender under any financing covering the Premises, this Lease or Tenant's business, to liability for remediation costs, other damages related to or penalties under any Environmental Laws (including but not limited to environmental consultant's and attorney's fees, laboratory testing charges and personal injury claims) resulting from Tenant's use of or conduct on the Premises, including the generation, transportation, management, handling, treatment, storage, manufacture, emission, disposal or deposit of any hazardous wastes, hazardous substances or fill or other material containing hazardous wastes or hazardous substances on the Premises. Tenant, at its sole cost and expense, shall also be responsible for the clean up of any hazardous waste or hazardous substances, as defined under any Environmental Laws, which may come upon the Premises by Tenant's actions during the term of this Lease. Landlord and Tenant shall have the right at all reasonable times upon notice to the other to conduct environmental investigations, including the taking of samples, for the purpose of detecting or measuring the presence of hazardous wastes or hazardous substances on the Premises or any part thereof. Tenant and Landlord, upon request by the other, shall provide to the requesting party all information which the requesting party reasonably deems necessary or useful for the purpose of determining whether the parties are in compliance with all Environmental Laws and whether the Premises or any part thereof is contaminated by any hazardous wastes or hazardous substances.

Landlord and Tenant agree to indemnify and hold the other harmless from any claim, and all loss, cost or expense related to any failure to comply with the obligations of this Section 7.2. Landlord represents and covenants, to the best of its knowledge, that, as of the date Tenant takes occupancy of the Premises, the Premises are free from the presence of any hazardous wastes or hazardous substances, as defined under any Environmental Laws which may subject Tenant to liability for remediation costs, other damage related to or penalties under any Environment Laws. Landlord shall indemnify and hold Tenant harmless from any claims, and all loss, costs and expenses related to the presence of any hazardous wastes or hazardous substances, as defined under any Environmental Laws, which may be present in or about the Premises on or before the Commencement Date. The representations, covenants and indemnification provisions set forth in this Section 7.2 shall survive the expiration of termination of this Lease. Tenant has received copies of the Level One Environmental Site Assessment Report Project Number X97082 prepared by Budinger & Associates dated April 18, 1997.

                  7.3 Compliance With Other Laws Tenant shall not use the Premises or permit anything to be done in or about the Premises, which will in any way conflict with any law, zoning restriction or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws or requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

                  7.4 Nuisance Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord under this Lease, use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

         8.0      MAINTENANCE AND REPAIR
                  8.1 Maintenance - Premises Except as provided in Sections 13 and 23, where the Lease is terminated by reason of casualty or condemnation, Tenant, at its sole cost and expense, shall make any and all repairs and replacements to the Premises and shall maintain the Premises in good order and condition, ordinary wear and tear excepted, and Landlord shall be under no obligation or responsibility to make any repairs, maintenance, improvements, alterations, or replacements whatsoever.

                  8.2 Defects - Premises Landlord and Tenant shall cooperate in pursuing warranty remedies to the fullest extent practicable during the warranty period.

                  8.3 Notices At all reasonable times Landlord shall have the right to post and keep posted on the Premises any notices permitted by any law of the state in which the Premises are located relating to Landlord's nonresponsibility for mechanics liens or liens of a similar nature.

                  8.4 Surrender of Premises Tenant shall, at the expiration or earlier termination of the term hereof, surrender the Premises and any alterations made thereto, in good condition, ordinary wear and tear and damage by casualty (if this Lease is terminated) or eminent domain excepted.

                  8.5 Removal of Property Tenant shall have the right, but no obligation, at any time within 10 days after the expiration or earlier termination of this Lease to remove from the Premises all merchandise, signs, trade, fixtures, furniture, furnishings, and equipment installed therein and owned or leased by Tenant, provided, however, that Tenant shall repair any damage to the Premises caused by any such removal. Any personal property left at the Premises more than 10 days after the expiration or earlier termination of this Lease shall be deemed to be abandoned and may be appropriated, sold, stored, or otherwise disposed of by Landlord; and Tenant will pay Landlord for all reasonable expenses incurred in connection with such personal property, including but not limited to, the cost of repairing any damage to the Premises caused by the removal of such personal property.

         9.0      TENANT'S RIGHT TO MAKE ALTERATIONS
Tenant shall have the right at any time to make such non-structural additions, alterations, changes or improvements in or to the Premises, as well as all repairs to be made by Tenant hereunder, as Tenant may deem necessary or proper (including, but not limited to the installation of trade fixtures, equipment, and the partitions required or used from time to time in connection with Tenant's business on the Premises); provided, however, that no work done by Tenant shall lessen the market value of the Premises and Tenant shall pay promptly for all such work done by it or upon its order. Tenant may install or permit the installation of automatic teller machines, newspaper racks, telephones and similar equipment, in on or through the exterior walls of the building and on the sidewalk areas that are a part of the Premises. Landlord hereby consents to whatever remodeling and other changes to the interior and exterior of the building on the Premises, including Tenant's own choice of paints, colors, designs, displays and signs, that Tenant deems necessary to open for business. Tenant agrees that all alterations, additions and changes made by it will be made in a first-class, workmanlike manner, and shall comply with all local and state laws or ordinances.

Tenant shall not make any structural alterations, additions or improvements to the building on the Premises or any alterations or improvements on the balance of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

Any and all alterations, additions and improvements when made to the Premises shall be deemed to have attached to the freehold and shall remain on and be surrendered with the Premises on expiration or termination of the Lease term without compensation to Tenant (excluding trade fixtures, provided that Tenant promptly removes such fixtures and repairs any damage caused by such removal); provided, however, if not later than 30 days after the expiration or sooner termination of this Lease, Landlord so directs by written notice to Tenant, Tenant shall promptly remove such alterations, additions or improvements which were made to the Premises without obtaining Landlord's prior written consent and which are designated in said notice, and Tenant shall repair any damage occasioned by such removal; and in default thereof, Landlord may effect said removals and repairs at Tenant's expenses.

         10.0     LIENS
Tenant shall keep the Premises free of and hold Landlord harmless from any expense from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.

         11.0 ASSIGNMENT AND SUBLETTING Tenant may assign this Lease, and may sublet all or any part of the Premises, if the Premises, immediately after such assignment, are continued to be used primarily for a home and garden center. Tenant shall obtain Landlord's consent for any other assignment of this Lease, which consent shall not be unreasonably withheld or delayed. Notwithstanding the immediately preceding sentence, the provisions of this Lease shall not require Landlord's consent for or preclude any corporate reorganizations, reincorporations or other actions which do not result in a substantial and material change in the voting control of Tenant. Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to assign this Lease or sublet portions of the Premises to a parent corporation of Tenant, or any subsidiaries, affiliates, franchisees, licensees or concessionaires of Tenant (provided that assignments of subleases to franchisees, licensees or concessionaires are part of or related to Tenant's business operations). The sale or transfer of Tenant's voting securities shall not be deemed an assignment of this Lease, including the sale to a corporation or other third party who acquires control of Tenant.

Tenant may assign or sublease all of a part of the Premises to any corporation in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, so long as (i) the liability of the corporation participating in any merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation; and (ii) upon completion of such merger or consolidation, the successor corporation has a net worth no less than Tenant's net worth as of the Commencement Date.

Tenant's rights to assign this Lease or sublet the Premises with or without the consent of Landlord are conditioned upon the following:

                  (a) Tenant shall not thereby be relieved of any liability hereunder,

                  (b) Any assignee shall assume the obligations of Tenant under the Lease;

                  (c) Any sublease shall be subject in all respects to the terms and conditions of this Lease;

                  (d) Tenant shall not be in default in any material provision hereunder beyond any applicable notice and grace period at the time of any such assignment or subletting; and

                  (e) The obligations of Tenant and its assignee shall be joint and several.

                  (f) Tenant shall submit, with any request for consent, an assignment fee of $1,500.00, and will reimburse Landlord for all of Landlord's reasonable attorneys fees.

All assignments and subleases shall be in writing by instruments in form reasonably satisfactory to Landlord (Landlord shall not unreasonably withhold its approval to the form of such instruments used or prepared by Tenant) and shall be executed by Tenant and its assignee or sublessee; and in the event the transfer is an assignment, the assignee shall assume and agree to be bound by and perform all of Tenant's obligations under this Lease.

If this Lease is assigned or if the Premises or any part thereof is occupied by anybody other than Tenant, then in the event of a monetary default by Tenant and if the applicable cure period expires and Tenant's default remains uncured, Landlord may collect rent from the assignee or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a release of Tenant from the further performance of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sublease, Tenant shall remain fully and primarily liable and shall not be released from performing any of the terms of this Lease. Tenant may not assign this Lease without Landlord's consent if Landlord has issued a notice to cure a default, and such default has not been cured.

In the event of an assignment of this Lease, Tenant shall cause its assignee to assume the provisions of this Lease and notice of such assignment, as well as a copy of the effective instrument of transfer, shall be given to Landlord within 15 days after the date of transfer. Any sublease shall be subject to the terms of this Lease. Landlord shall be entitled to give all notices to Tenant until Landlord has received the foregoing from Tenant.

Any request by Tenant for Landlord's consent to an assignment or sublet shall include a written statement summarizing the proposed assignment or sublet, including the name, address, business, intended use of the Premises, and financial condition of the prospective assignee or sublessee, a copy of the proposed assignment agreement or sublease, and any other information reasonably requested by Landlord.

Landlord may assign or transfer Landlord's interest under this Lease without Tenant's consent. In the event of an assignment or transfer of this Lease for other than security purposes, Landlord shall cause its assignee or transferee to assume the provisions of this Lease and notice of such assignment or transfer, as well as a copy of the effective instrument of transfer, shall be given to Tenant within 15 days after the date of transfer. Tenant shall be entitled to continue to pay rent and give all notices to Landlord until Tenant has received the foregoing from Landlord. From and after a sale, transfer or assignment of the Premises, Landlord shall be released from all liability toward Tenant arising from this Lease because of any act, occurrence or omission of Landlord's successors occurring after the transfer of Landlord's interest in this Lease, provided Landlord's purchaser, transferee or assignee expressly assumes Landlord's duties and covenants under this Lease.

In the event of a separate assignment or subletting by Tenant of the Premises, not as a part of an assignment or subletting otherwise permitted above, Tenant acknowledges that Landlord may consider the identity, skill, financial condition, experience and reputation, and the character of its business and use of the Premises, of the assignee or sublessee.

         12.0     ACCESS
Subject to the provisions of Section 8, Landlord reserves the right for itself or its duly authorized agents and representatives at all reasonable times after reasonable notice during Tenant's business hours to enter the Premises for the purpose of inspecting the same or to show the same to any prospective agents, purchaser, tenant or lender, and for the purpose of making any necessary repairs to the Premises.

         13.0     DAMAGE OR DESTRUCTION
                  13.1 Destruction Due to Risk Covered By Insurance If the Premises should be damaged or destroyed by fire or other casualty of any kind, Tenant shall give immediate written notice thereof to Landlord.

If, during the term, the Premises are totally or partially destroyed from a risk covered or required to be covered by the insurance described in Section 21.3, rendering the Premises totally or partially inaccessible or unusable, Tenant, at its sole cost and expense, shall restore the Premises to substantially the same condition as they were in immediately before destruction or pursuant to plans and specifications approved by Landlord and Tenant, whether or not Tenant has provided the coverage required by Section 21.3, so that the insurance proceeds are sufficient, or should have been sufficient, and available to cover the actual cost of restoration, so long as all insurance proceeds are made available to Tenant for the costs of rebuilding. Landlord shall not be obligated to contribute to the costs of restoration, except to the extent of insurance proceeds paid to Landlord and Landlord's lender. Such destruction shall not terminate this Lease.

The insurance proceeds shall be used for restoration of the Premises. Landlord shall obtain the written agreement of any lender having a deed of trust or other encumbrance against the Premises that the insurance proceeds may be so used. Tenant's obligation to repair, rebuild or restore the Premises is expressly conditioned upon all insurance proceeds being made available and accessible for the purpose of such repair, rebuilding or restoration.

Anything herein to the contrary notwithstanding, it is understood and agreed that if such damage or destruction shall take place during the last 2 years of the Lease term and if the cost of restoration of the building would exceed 15% of the cost to replace the building in its entirety at the time such damage or destruction takes place, then Tenant may elect to terminate this Lease within 60 days of such damage or destruction by giving written notice thereof to Landlord, so long as Tenant has not substantially commenced the restoration of the Premises, provided Tenant may take whatever steps may be necessary or appropriate to secure the Premises, remove any debris or damaged property or comply with any law or safety measures.

In the event the Premises are not covered by insurance as required in this Lease, Tenant shall pay to Landlord the amount that would be required to restore the Premises in good working order and condition prior to the early termination of this Lease.

In the event this Lease shall so terminate as provided in this Section 13.1, then Tenant shall not be obligated to rebuild and all the insurance proceeds covering the Premises (but not Tenant's trade fixtures and personal property) shall belong to Landlord or Landlord's lender as their interest may appear.

                  13.2 Other Destruction If the Premises should be damaged or destroyed by other casualty of any kind, Tenant shall give immediate written notice thereof to Landlord.

Except as hereinafter provided in this Section 13.2, if, during the term, the Premises are totally or partially destroyed from a casualty not described in
Section 21.3, then Tenant shall restore the Premises to substantially the same condition as they were in immediately before destruction or pursuant to plans and specifications approved by Landlord and Tenant, and such destruction shall not terminate this Lease.

Notwithstanding the foregoing, if the cost of repairs and/or restoration of the Premises would exceed 50% of the then replacement cost of the building, then Tenant can elect to terminate this Lease by giving written notice to Landlord within 60 days after said damage or destruction and by specifying the restoration cost and replacement cost of the building in said notice. If Tenant elects to terminate this Lease as provided in this paragraph, Landlord, within 30 days after receiving Tenant's notice to terminate, can elect in writing to pay to Tenant within 90 days after the time Landlord notifies Tenant of its election, the difference between 50% of the replacement cost of the building and the actual cost of restoration. Upon Landlord making such election, this Lease shall continue in full force and effect despite such notice of termination by Tenant and Tenant shall repair, rebuild and restore said permanent improvements as above provided. However, Tenant's obligation to repair, rebuild and restore, and the continuance of this Lease, is expressly conditioned upon receipt of Landlord's contribution. Tenant shall give Landlord satisfactory evidence that all sums contributed by Landlord as provided in this Section 13.2 have been expended by Tenant in paying the cost of restoration.

The parties agree to cooperate in obtaining any direct governmental relief, such as grants or low interest loans, that may be available for their mutual benefit as a result of any disaster.

If Tenant elects to terminate this Lease and Landlord does not elect to contribute towards the cost of restoration as provided in this section, this Lease shall terminate.

                  13.3 Abatement of Rent In case of damage or destruction, there shall be no abatement or reduction of rent unless the Lease is terminated as provided herein.

         14.0     NOTICES
                  14.1 To Landlord and Tenant Any notice required to be served in accordance with the terms of this Lease shall be in writing and hand delivered or sent by express mail or certified mail, return receipt requested, or via overnight courier such as Federal Express, addressed to Landlord or Tenant, as the case may be, at the following addresses or such other addresses as the respective parties may from time to time designate by notice given as provided in this Lease:

To Landlord:      Harlan D. Douglass
                  E. 815 Rosewood Avenue
                  Spokane, Washington 99208

with a copy of any notice to Landlord sent to Joseph G. Ward, Pinnacle Realty, Inc., S. 9 Washington, Suite 701, Spokane, Washington 99204.

To Tenant:        Eagle Hardware & Garden, Inc.
                  Attn: Mr. David J. Heerensperger
                  981 Powell Avenue S.W.
                  Renton, Washington 98055

with a copy of any notice to Tenant sent to William N. Moloney, 5711 NE Tolo Road, Bainbridge Island, WA 98110.

All notices shall be effective upon the earlier of (i) the date of receipt by the party to whom the notice is addressed; (ii) 3 days after the date the notice is postmarked by the United States Post Office, provided it is properly addressed, sent prepaid, registered or certified mail, return receipt requested; or (iii) the date the notice is delivered by a reputable professional courier service (such as Federal Express, Express Mail, Emery, UPS or similar operation), provided it is sent prepaid. Refusal to accept delivery of a notice or the inability to deliver a notice because of an address change which was not properly communicated shall not defeat or delay the giving of a notice.

                  14.2 Notice To Cure Or Vacate Any notice served on Tenant pursuant to any statutory procedure related to forfeiture or eviction proceedings under the laws of the state in which the Premises are located shall be served on the President or Chief Executive Officer of Tenant at the address specified in Section 14.1 above. Wherever there is a conflict between the provisions of this Section 14.2 and any such statutory procedure, the provisions of this Section 14.2 shall prevail. Provided, however, if Tenant assigns or subleases this Lease, any such notice shall not be required to be given to the President of such assignee or sublessee.

                  14.3 Multiple Persons If Landlord consists of more than one person or entity, Tenant may act on notice from any one of such persons or entities, and in the case of conflicting notices, may recognize any one of them as valid and disregard the others, but Tenant may treat any notice in any case as of no effect unless signed by all Landlords, or their attorney of record or attorney in fact, except that Harlan D. Douglass may sign on behalf of the ownership provided he maintains an ownership interest in the Premises. If Landlord be a partnership or corporation, Tenant may act on any notice given by any officer or agent of such corporation or of such partnership, but may treat any notice in such case as of to effect, unless signed by the President or a Vice-President of the corporation or its attorney of record or attorney in fact or all of the general partners in the partnership or their attorney of record or attorney in fact. Any person representing himself or herself to be a party's attorney of record or attorney in fact must provide satisfactory evidence of such fact.

         15.0     TAXES AND UTILITIES
                  15.1 Taxes Landlord shall cause the Premises to be a separate tax parcel during the term of this Lease. Tenant shall, for the term of this Lease, pay before delinquency the amount of any and all real property taxes, assessments, surcharges and municipal or governmental charges, general and special, ordinary and extraordinary ordinary, of every kind and nature whatsoever ("real property taxes") assessed, levied or imposed on the Premises for each fiscal tax year or portion thereof excepting assessments for any on-site or off-site improvements (including without limitation, assessments such as sewer and street improvements) assessed (i) directly in connection with the initial development or acquisition of Landlord's property and (ii) prior to the Commencement Date.

In the event Landlord is usable, despite its best efforts, to obtain a separate tax parcel from the tax assessor, then Tenant's proportionate share of taxes and assessments for the Premises shall be the ratio of the real property taxes and real property assessments that the aggregate number of square feet of land area of the Premises bears to the aggregate number of square feet of land area in all of the land initially purchased by Landlord as described in Exhibit F plus all of the real property taxes and assessments allocated to the improvements on the Premises.

Tenant shall only be responsible for taxes and assessments that are related to the period of time beginning on the Commencement Date and ending upon the expiration or sooner termination of this Lease. If the taxing authority permits payment to be made in installments, Tenant's obligation to pay for any taxes and assessments under this Section 15.1 shall be limited to its pro rata share of such installment payments. Tenant is aware that currently the real property taxes are assessed in one year and payable the following year. Upon expiration or sooner termination of the Lease Tenant shall be obligated to pay the current years real property taxes and assessments, when due notwithstanding the fact that the Lease has been terminated.

If, at any time during the term, any federal, state, county or city authority having jurisdiction, or any political subdivision thereof or any improvement or special assessment district thereof, or any political entity or public or quasi-public corporation of this State, levies or assesses against Landlord, and/or the Premises a tax, fee, or excise on (1) rents, (2) the square footage of the Premises or any part thereof, (3) the act of entering into this Lease,
(4) the occupancy of Tenant, or (5) any other tax, fee or excise related to the Premises, as a direct substitution in whole or in part for, or in addition to, any real property taxes, Tenant shall pay before delinquency that tax, fee, or excise, provided, however, Tenant shall not be required to pay any municipal, county, state, or federal income, franchise, or business and occupation taxes of Landlord, or any municipal, county, state, or federal estate, succession, inheritance or transfer taxes of Landlord.

Any real property taxes or assessments, or other taxes payable hereunder, that are related to periods before the Commencement Date or after the expiration or sooner termination of this Lease shall be prorated between Landlord and Tenant. If one party says for any taxes or assessments for which the other is responsible, then such party shall send an invoice therefor to the other, along with a copy of the tax bill and the method used for determining such party's share of such taxes and assessments, and the other party shall make payment to such party within 30 days after receipt of such invoice or 30 days prior to delinquency, whichever is later.

                  15.2 Contests If Tenant desires to contest the validity of any such tax or assessments, it may do so on Landlords' behalf, at Tenant's sole cost and expense; provided that Tenant shall not withhold payment of any real property taxes or assessments during the course of such contest. If Tenant is successful in said contest, any refund received shall belong entirely to Tenant. Tenant may file in the name of Landlord all such protests or other instruments and institute and prosecute proceedings for the purpose of such contest and Landlord shall cooperate with Tenant and execute any documents reasonably requested with respect thereto.

                  15.3 Utilities Tenant further agrees to pay all charges for heat, light and water, and for all other utilities which will be used exclusively in or on the Premises, or are provided to the Premises, during the full term of this Lease. In addition, Tenant shall pay the costs of such utilities from and after the earlier date of substantial completion of the improvements to be completed by Landlord pursuant to Exhibit C or the date Tenant commences stocking merchandise inventory in the Premises.

         16.0     SIGNS
Tenant shall be allowed to install a pylon sign on the Premises. Landlord hereby grants it approval for the installation of said pylon. Landlord reserves the right to install a pylon sign on the southeast corner of the Premises for the use and benefit of Landlord's real property to the north.

The placement, construction and maintenance of any and all approved Tenant signs shall be at the sole cost and expense of Tenant. Any sign that Tenant has the right to place, construct and maintain shall comply with all laws, and Tenant shall obtain any approval required by any regulating governmental authority. Landlord agrees to cooperate with Tenant with respect to obtaining such approvals. Landlord makes no representations with respect to Tenant's ability to obtain such approval. Any signs placed on the Premises by Tenant shall be removed by Tenant at the termination of this Lease and Tenant shall repair any damage or injury to the Premises caused by such removal, and if not so removed by Tenant, then Landlord may have the same so removed at Tenant's expense.

         17.0     DEFAULT BY TENANT

                  17.1 Termination If any rents above reserved or any other monies to be paid by Tenant under this Lease, or any part thereof, are not paid on the due date thereof, and if such failure is not remedied within 10 days after Tenant's receipt of written notice from Landlord of such failure, Landlord may, at Landlord's option, cancel this Lease upon written notice to Tenant, which notice of cancellation may be contained in a statutory notice to pay or vacate, so long as such notice unambiguously puts Tenant on notice that the Lease will be terminated on a date certain, and upon such termination, Tenant shall immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as herein-after provided. If Tenant shall default in the performance of any term, covenant or undertaking on Tenant's part to be performed, other than the obligation to pay rent or other monies, and fails to cure such default or fails within 20 days after Tenant's receipt of written notice thereof from Landlord specifying in detail the nature of such default such that the remedy therefor is readily apparent (provided if such default shall reasonably require more than 20 days to cure, Tenant shall not be deemed to be in default if Tenant commences to cure the default within such 20 day period and thereafter diligently prosecutes such cure to completion), Landlord may, at Landlord's option, cancel this Lease and upon such termination Tenant shall immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided, or if such default shall require more than 20 days to cure and Tenant commences to cure such default within 20 days after Landlord's notice but fails to diligently prosecute such cure to completion, then Landlord may, at Landlord's option, cancel this Lease after Tenant ceases to be diligently curing such default.

If this Lease shall be terminated as herein provided, Landlord shall have the following rights: (1) To re-enter the Premises then or at any time thereafter and remove all persons and property and possess the Premises, without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, and Tenant shall have no further claim hereunder, (ii) To recover all damages incurred by Landlord by reason of the default.

Tenant will remain liable to Landlord for rent and all other payments owed by Tenant to Landlord and others under the Lease that were earned or assessed and due but unpaid at the time of termination and for damages equal to the loss of net rental and other amounts that would have been owing by Tenant for the balance of the term, had the Lease not been terminated.

Landlord shall apply the proceeds of any reletting first to the payment of such reasonable expenses as Landlord may have incurred in recovering possession of the Premises, and removing persons and property therefrom, and in putting the same into good order and condition or preparing or altering the same for reletting, all reasonable costs in reletting the Premises, such as brokerage commissions, advertising costs and restoration and remodeling costs, plus any other reasonable expense, such as attorney's fees, court costs and accounting and auditing expenses, necessary to compensate Landlord for all detriment, approximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and then to Tenant's obligation to pay rental and/or damages for loss of rental. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. If, in connection with any reletting, the new lease term extends beyond the existing term, or the Premises covered by such new lease includes other space not a part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided herein will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. In any case, if the Premises, or any part thereof, be relet, Tenant shall pay to Landlord the rent and all other charges required to be paid by Tenant up to the time of such reletting, and thereafter, Tenant agrees to pay the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net proceeds of reletting, if any. Such damages shall be due and payable by Tenant monthly as the amount thereof is ascertained by Landlord, and Landlord, from time to time, may bring an action therefor as such monthly deficiencies arise.

In the event this Lease is terminated under the provisions of this Section 17, Landlord, alternatively, at its option, will be entitled to recover from Tenant, as damages for loss of the bargain and not as penalty, all past due rent, the expense of reletting the Premises, including the reasonable expense of renovating and altering the Premises, the worth at the time of award by the court having jurisdiction thereof of the amount that the unpaid rent called for herein for the balance of the term after the time of such award exceeds the amount of all losses that could be reasonably be avoided, and that portion of any leasing commission actually paid by Landlord applicable to the unexpired term of this Lease. Landlord hereby covenants and agrees to make reasonable good faith efforts to relet the Premises at a rental equal to or greater than that provided for under this Lease. The "worth at the time of the award" shall be computed by discounting such amounts at the discount rate of 10% per year. Nothing in this Section 17.1 shall require Landlord to terminate this Lease or preclude Landlord from exercising any other remedy to periodically recover such amounts as they become due. Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises in order to re-lease or sublet the Premises or any part of them for such term or terms (which may extend beyond the term of this Lease) and at such rentals and upon such other terms as may be commercially reasonable.

No re-entry or taking possession of the Premises shall be construed as an election to terminate this Lease unless such election is affirmatively made by Landlord or is decreed by a court of competent jurisdiction.

In the event Tenant fails to maintain the Premises in accordance with this Lease, or should Tenant be in default beyond any period for cure with regard to the performance of any covenant or agreement herein other than the payment of rent or other charges as and when the same are required to be paid hereunder, then if Tenant is not curing such default within the time period set forth in this Lease after written notice from Landlord specifying in detail the nature of the default, Landlord may (but shall not be obligated to) cure such default at Tenant's expense, and Tenant shall, within 30 days of an invoice therefor from Landlord, reimburse Landlord for the reasonable costs thereof plus interest at the rate of 12% from the date of expenditure.

                  17.2 Removal of Property In the event of any default by Tenant and taking possession of the Premises by Landlord, as aforesaid, Landlord shall have the right, but not the obligation, to remove from the Premises all personal property located therein, and may store the same in any place selected by Landlord, including but not limited to a public warehouse, at the expense and the risk of the owner(s) thereof, with the right to sell such stored property after 30 days notice to Tenant. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the charges for storage, if any, and third to the payment of any other sums of money which may then be due from Tenant to Landlord under the terms hereof, and the balance, if any shall be paid to Tenant.

                  17.3 Injunctive Relief Upon any default by Tenant, Landlord may, at its option, restrain by injunction or other equitable means any breach or anticipatory breach of this Lease.

                  17.4 Remedies Cumulative Any right or remedy Landlord may have under this Lease arising out of Tenant's breach of any covenant of this Lease shall be in addition to any other right or remedy for such breach provided by law.

         18.0     DEFAULT BY LANDLORD
                  18.1 Tenant's Right To Cure If Landlord fails to pay any interest, principal, costs or other charges upon any mortgage or deed of trust or other lien or encumbrance affecting the Premises and to which this Lease may be subordinate when any of the same become due or in any other respect fails to perform any obligation under this Lease to be performed by Landlord which results in a material interference with Tenant's business, then and in any such event, after the continuance of any such failure or default beyond a reasonable period of time but not less than 20 days after receipt of notice from Tenant specifying in detail the nature of such default such that the remedy therefore is readily apparent (unless Landlord shall, within a reasonable period of time commences to cure such default and thereafter diligently prosecutes such cure to completion), Tenant may (but shall not be obligated to) pay such interest, principal, costs and other charges and cure such defaults on behalf of and at the expense of Landlord, and do all necessary work and make all necessary payments in connection therewith including but not limited to the payment of any fees, costs, and charges of or in connection with any legal action which may have been brought. Landlord shall pay to Tenant, within 30 days of an invoice therefor from Tenant, the reasonable amount so paid by Tenant, together with interest thereon from the date of such expenditure at an annual interest rate of 12%. However, if Landlord desires to contest the validity or correctness of any lien or encumbrance, it may do so, provided that it shall first furnish Tenant with such assurance or security reasonably acceptable to Tenant that such lien or encumbrance shall be paid or discharged and that Tenant will not suffer any loss, liability or damage on account thereof.

                  18.2 Limitation on Liability If Tenant recovers a money judgment against Landlord arising out of this Lease, the judgment shall be satisfied only out of the proceeds of sale of the Premises on execution of the judgment, and levy against the right, title and interest of Landlord in the Premises and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Premises. Landlord, and in case Landlord shall be a joint venture, partnership, or other form of joint ownership, the members of any such joint venture, partnership, or other form of joint ownership, shall not be personally liable for any deficiency; and Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's claim.

                  18.3 Injunctive Relief Upon any default by Landlord, Tenant may, at its option, restrain by injunction or other equitable means any breach or anticipatory breach of this Lease.

                  18.4 Remedies Cumulative Any right or remedy Tenant may have under this Lease arising out of Landlord's breach of any covenant of this Lease shall be in addition to any other right or remedy for such breach provided by law.

         19.0     COSTS AND ATTORNEYS' FEES
In the event Landlord shall bring suit to recover any rent due hereunder, or from any breach of any provision of this Lease or to recover possession of the Premises, or if Tenant shall bring any action or assert any claim or counterclaim for any relief against Landlord, declaratory or otherwise, arising out of this Lease, then the prevailing party in any such event shall be paid its reasonable attorneys' fees and costs and expenses expended or incurred in connection with such default or action.

         20.0     NONWAIVER OF BREACH
The failure of Landlord or Tenant to insist upon strict performance of any of the covenants and agreements of this Lease, or to exercise any option herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of such or of any other covenants or agreements, but the same shall be and remain in full force and effect.

         21.0     INSURANCE AND INDEMNITY
                  21.1 Tenant's Liability Insurance At all times during the term of this Lease, Tenant shall maintain in force a comprehensive general liability insurance policy or policies for liability for bodily injury to persons, loss of life and damage to property occurring on the Premises arising from or related to the condition, use or occupancy of the Premises or the operation of Tenant's business. With respect to such claims, such insurance policy or policies shall be primary and noncontributing with any insurance maintained by Landlord. Said insurance policy or policies shall also include a blanket contractual liability endorsement and shall name Landlord and any first mortgagee or beneficiary under a first deed of trust against the Premises, as Landlord may designate, as an additional named insured and shall be in an amount of not less than a combined single limit liability of $2,000,000. Not more frequently than each 2 years, if, in the reasonable opinion of Landlord or of Landlord's lender, the amount of public liability and property damage insurance coverage at that time is not adequate due to inflation, Tenant's activity, substantial increase in recovered liability claims, increased claims consciousness by the public or any combination thereof, Tenant shall increase the insurance coverage as reasonably required by either Landlord or Landlord's lender. Tenant agrees to indemnify and hold Landlord harmless from any and all losses and liability for bodily injury to persons, loss of life and damage to property (i) occurring on the Premises and arising out of Tenant's use and occupancy of the Premises, except if caused by the act or neglect of Landlord, the Landlord's contractors, agents and employees, or (ii) caused by the negligence of Tenant, its contractors, agents and employees, or negligent performance of or failure to perform any of Tenant's obligations under this Lease.

                  21.2 Landlord's Indemnity Landlord agrees to indemnify and hold Tenant harmless from any and all leases and liability for bodily injury to persons, loss of life and damage to property occurring on the Premises and caused by the negligence of Landlord, its contractors, agents and employees, or the negligent performance of or failure to perform any of Landlord's obligations under this Lease.

                  21.3 Property Insurance - Premises (a) At all times during the term of this Lease, Tenant shall maintain in force fire insurance with an extended coverage endorsement in the amount of not less than 100% of the full replacement cost of the improvements, fixtures and equipment which are a part of the Premises exclusive of the value of excavations, underground utilities, foundations and footings and fixtures which Tenant is required to remove at the expiration or termination of this Lease. Such insurance shall cover loss or damage from all perils included within the policy classification now known as "special form", including without limitation, fire and extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended peril (all-risk). Tenant shall either carry a policy of earthquake and flood insurance (or an endorsement to Tenant's fire and property insurance) upon the Premises, or Tenant may self insure such risk. In the event Tenant elects to self insure against such risk, any loss which otherwise would be covered under the earthquake and flood policy or endorsement of Tenant's insurer shall be deemed a peril required to be insured under this Lease. Tenant shall not be required to carry earthquake insurance unless required by Landlord's lender. Any and all proceeds of such insurance shall be made payable to Landlord, Landlord's lender holding a first mortgage or first deed of trust against the Premises and Tenant, and shall be deposited with the first mortgagee or holder of a first deed of trust if either be an institutional lender, or if none, in any bank or trust company designated by Landlord and agreed to be Tenant, as trustee, to retain and disburse such proceeds during the repair and restoration of the Premises as provided by Section 13 above. If by reason of the provisions of any such mortgage or deed of trust executed by Landlord on the Premises, fire insurance is required to be made payable to the lien holder and/or the policies of insurance placed in its custody, Tenant hereby consents thereto, provided that the lien holder in question shall first agree in writing with Landlord to make the proceeds of said insurance available for the repair and restoration of the Premises pursuant to Section 13 above.

(b) Tenant, at its sole cost and expense, shall maintain fire and casualty insurance with standard extended coverage endorsements, including theft, vandalism, malicious mischief, and sprinkler damage in an amount equal to the full replacement value of all furnishings, equipment and inventory from time to time in the Premises. So long as Tenant has a net worth of at least $5,000,000.00, Tenant may self insure all or any portion of such insurance.

(c) Tenant, at its sole cost and expense shall maintain and pay for insurance for loss of rental or business interruption (for a period not exceeding one year) resulting from damage to the Premises by an insured peril. Notwithstanding the foregoing, so long as Tenant has a net worth of at least $5,000,000.00, Tenant may self insure such loss.

(d) Any portion of the risks described in this Section 21.3 for which Tenant is self insured shall be deemed to be an insured risk under this Lease.

(e) All of Tenant's right to self insure is subject to Landlord's Lender's consent and is personal only to Eagle Hardware & Garden, Inc. and such right may not be transferred or assigned.

                  21.4 Waiver of Subrogation Landlord and Tenant shall each procure from each of the insurers under all policies of property insurance on the Premises obtained pursuant to the provisions of Sections 21.3 and 21.8 of this Lease, a waiver of all rights of subrogation with respect to damage to property which said insurer might otherwise have, as against the other party hereto, said waiver to be in writing and for the express benefit of the other. Landlord and Tenant hereby release each other and waive any claim against the other relating to losses or liabilities for damage to property on the Premises for which the releasing party is obligated to obtain property insurance under the provisions of Sections 21.3 and 21.8 of this Lease or for which the releasing party is, in fact, insured. For purposes of the preceding sentence, Landlord and Tenant shall include the directors, officers and employees of each.

                  21.5 Insurance - Generally Any and all insurance policies obtained by either Landlord or Tenant pursuant to the provisions of Section 21 of this Lease shall be issued only by a responsible insurer, properly licensed in the State of Idaho, which insurer has sufficient financial reserves adequate for the risks of the amount of insurance required by the terms of Section 21 of this Lease. Each such insurance policy shall include an endorsement obligating the insurer to give the party hereto not obtaining said insurance policy 30 days prior written notice of any cancellation or change in scope or amount of coverage of such insurance policy. Each party hereto shall cause to be issued to the other party, appropriate certificates of insurance evidencing compliance with the terms of the provisions of Section 21 of this Lease relating to insurance.

                  21.6 Indemnification - Concurrent Negligence In the event of any concurrent negligence of Tenant, its partners, agents, employees and contractors on the one hand, and that of Landlord, its partners, agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property, then Tenant's and Landlord's obligation to indemnify the other as set forth in this Section 21 shall be limited to the extent of the indemnifying party's negligence, and that of their respective partners, agents, employees and contractors, including the indemnifying party's proportional share of costs, attorney's fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.

                  21.7 Waiver of Worker's Compensation Immunity The indemnification obligations contained in this Lease shall not be limited by any worker's compensation, benefit or disability laws, and each indemnitor hereby waives any immunity that said indemnitor may have under any worker's compensation, benefit or disability laws. This waiver is for the exclusive benefit of the party to be indemnified hereunder and is not intended, and shall not be construed, to be for the benefit of any employee of any indemnitor hereunder.

         22.0     OFFSET STATEMENTS

Within 20 days after request, either party shall furnish to the other a statement in recordable form certifying the Commencement and Expiration Dates of this Lease, the then current Minimum Rent and certifying that this Lease is in full force and effect (if such be the case) and either, to the best of such party's knowledge, that there are no defenses or offsets thereto or stating those defenses and offsets.

         23.0     EMINENT DOMAIN
                  23.1 Total Taking In the event of a "Total Taking", defined as when the entire Premises are taken or appropriated under the power of eminent domain, this Lease shall terminate as of the date of the taking of physical possession of the Premises, and Tenant and Landlord shall be released from any liability accruing thereafter under this Lease.

                  23.2 Partial Taking In the event there is a "Partial Taking," defined as a taking or appropriation under the power of eminent domain when (i) any portion of the building, garden service, storage, loading or sales areas of the Premises are taken under the power of eminent domain, (ii) more than 25% of the parking is permanently taken under the power of eminent domain, or (iii) access to the Premises from any public or private street or easement is permanently and materially interfered with or prohibited under the power of eminent domain, so that in any of the foregoing events, Tenant, in its reasonable business judgment, determines that the Premises are no longer as physically or economically suitable for Tenant's business operation, then Tenant shall have the right and option (exercisable by written notice delivered to Landlord at any time before the date of surrendering possession of the property to the public authority) to terminate this Lease as of the date of such taking. Except as provided in Section 23.2 of this Lease, such Partial Taking shall not be a basis to terminate this Lease, notwithstanding any laws of the state in which the Premises are located to the contrary.

Upon any taking which results in termination of the Lease, Tenant shall pay rent and other charges up to the date the condemning authority takes possession or up to the date Tenant vacates the Premises, whichever is the last to occur, with an appropriate refund by Landlord of such rent or other charges as may have been paid in advance for a period subsequent to the date of the taking or the date of Tenant's vacation of the Premises, whichever is the last to occur. The parties shall continue to remain liable after the date of termination for their respective obligations under the Lease to the date of termination or the date of Tenant's vacation of the Premises, whichever is the last to occur.

                  23.3 Damage All compensation awarded for any taking under the power of eminent domain, whether for the whole or part of the Premises, shall be the property of the Landlord, whether such damages shall be awarded as compensation for the diminution in the value of or loss of the fee or leasehold interest in the Premises or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation; provided that if there is a taking and the Lease is not terminated, Landlord shall make that portion of the net condemnation award allocable to improvements and repairs and restoration available to Tenant for the purpose of repair as provided in Sections 23.4 and 23.5 below, and provided, in any event, that Landlord shall not be entitled to any award made to Tenant for its relocation expenses, loss of business, "good will", and loss and removal of fixtures, furniture, equipment, and inventory, so long as such compensation be separately awarded or recoverable by Tenant from the condemning authority and not from Landlord. Tenant shall have the right, together with Landlord and Landlord's lender, to negotiate and/or contest any condemnation award made by any condemning authority taking any portion of the Premises to the extent that Tenant has the obligation to make repairs under Section 23.4 below.

                  23.4 Repairs In the event that there is a taking and this Lease is not terminated pursuant to Section 23.1 or 23.2 above, Tenant shall, at its own cost and expense, after the availability of the award proceeds allocable to any improvements which are a part of the Premises and/or repairs or restoration of the Premises, make all repairs to the Premises necessitated by such taking in order to restore the same to a complete architectural unit (to the extent possible, taking into consideration the amount of land remaining after the taking). If the net proceeds of said award allocable to the improvements and the repair and restoration of the Premises shall be insufficient for such purposes, Tenant shall provide the amount of any deficiency. The entire portion of such award shall be deposited in trust for the purpose of such restoration in accordance with the provisions of this Section
23. In the event that there is a taking and this Lease is not terminated pursuant to Section 23.1 or 23.2 above, all repair and restoration of the Premises to be made pursuant to Section 23.4 hereof shall be made in accordance with plans and specifications approved by Landlord and Tenant. Landlord and Tenant shall comply, and shall require all its contractors to comply, with all federal, state and local laws relating to conditions of employment in making such repairs and restoration.

                  23.5 Proceeds In the event that there is a taking and this Lease is not terminated pursuant to Section 23.2 above, any and all proceeds allocable to improvements and repairs or restoration owing to Landlord resulting from any eminent domain proceedings based on such taking shall be made payable to Landlord and Tenant and shall be deposited with the first mortgagee or holder of a first deed of trust if either be an institutional lender, or if none, in any bank or trust company designated by Landlord and agreed to by Tenant, as trustee, to retain and disburse such proceeds during said repair and restoration. If by reason of the provisions of any such mortgage or deed of trust executed by Landlord on the Premises, eminent domain proceeds are required to be made payable to the lien holder, Tenant hereby consents thereto, provided that the lien holder in question shall first agree in writing with Landlord to make said proceeds available for the repair and restoration of the Premises pursuant to this Section 23.5. After the completion of any repair and restoration, any excess condemnation proceeds deposited in trust shall be retained by, and belong to, Landlord.

                  23.6 Adjustment to Minimum Rent In the event that there is a taking and this Lease is not terminated pursuant to Sections 23.1 or 23.2 above, no reduction of the annual minimum rent payable under Section 4 hereof shall be made.

                  23.7 Cumulative Effect A taking or appropriation, as used in this Section 23, shall be deemed to include one or more takings or appropriations, and the cumulative effect of more than one such taking or appropriation shall be construed as one taking or appropriation. Appropriation or taking by eminent domain as used herein shall also include a conveyance made in lieu of or as a settlement to an existing or threatened eminent domain proceeding.

                  23.8 Conflict Of Provisions Where the provisions of this
Section 23 are in conflict with the laws of the state in which the Premises are located, or with the provisions of Section 8 of this Lease, the provisions of this Section 23 shall apply.

         24.0     PAYMENT AND NOTICE TO LANDLORD
Tenant may make any payment or give any notice to Landlord, despite any succession or assignments, and be protected in so doing, until it has written notice to do otherwise from Landlord. All sums payable hereunder by either party to the other are payable in lawful money of the United States of America.

         25.0     HOLDING OVER
If Tenant elects to hold over after the expiration of the term of this Lease and Landlord thereafter accepts rent from Tenant, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided for by the laws of the State of Idaho then in effect. During such tenancy, Tenant agrees to pay to Landlord a Minimum Rent equal to 115% of the Minimum Rent payable during the last year of the primary term or during the last year of the immediately preceding extended term, as the case may be, unless a different rate is mutually agreed upon, and be bound by all the terms, covenants and conditions as herein specified, so far as applicable.

         26.0 QUIET ENJOYMENT Upon payment by Tenant of the rents herein provided, and upon the observance and performance of the covenants, terms and conditions on Tenant's part to be observed and performed, Landlord covenants that Tenant shall peaceably and quietly hold and enjoy the Premises and all rights appurtenant thereto for the term hereby demised without hindrance or interruption by Landlord or any person or persons lawfully or equitably claiming by, through or under Landlord.

         27.0 FORCE MAJEURE In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such acts shall be excused for the period of such delay. The provisions of this Section 27 shall not include the financial inability to perform by either party, and shall in no event, excuse the payment of Minimum Rent, real property taxes, assessments, and other similar charges by Tenant and Landlord.

         28.0     MISCELLANEOUS
                  28.1 Captions The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or in any way affect this Lease.

                  28.2 Cannon of Construction This Lease was freely and voluntarily negotiated between the parties. Although the printed provisions of this Lease were initially drawn by Tenant, Landlord and Tenant agree that this circumstance shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. Landlord and Tenant agree that the interlineation, obliteration, or deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction, or implication, including, without limitation, any implication that Landlord or Tenant intended to state the converse, obverse or opposite of the deleted language. This Lease shall be read as if obliterated or deleted language had never existed and interlineated language had always existed.

                  28.3 Time Time is of essence hereof.

                  28.4 Successors All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, legal representatives, successors, and assigns of said parties. Subject to Section 18.2, if Landlord or Tenant is more than 1 person or entity, the obligations of Landlord or Tenant, as the case may be, shall be joint and several.

                  28.5 No Partnership Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

                  28.6 Entirety This Lease embodies the entire agreement between the parties and there are no other agreements written or oral which affect this Lease in any way except that this Lease may be amended from time to time by the mutual agreement of the parties in writing and as otherwise provided for herein.

                  28.7 Time For Responses Unless otherwise herein provided, whenever approval or consent (collectively "approval") is required, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, a response for any request for approval shall be given not later than 20 days of the effective date of a notice containing a request for approval, provided Landlord is not out of town when such approval is requested, but if he is, the 20 days shall not commence until Landlord receives actual notice of such request. If a response is not given within the required time period, the requested party shall be deemed to have given its approval. If a party shall disapprove, the reasons therefor shall be stated. Except for approvals given by lapse of time, all approvals and disapprovals shall be in writing.

                  28.8 EXHIBITS. The following documents are attached hereto, and such documents, as well as all drawings and documents prepared thereto, shall be deemed to be part hereof:
                  Exhibit A - Legal Description
                  Exhibit B - Site Plan
                  Exhibit C - Tenant's General Outline Specifications and
                              Requirements for new Building (12 pgs)
                  Exhibit D - Memorandum of Lease
                  Exhibit E - Non-Disturbance, Attornment and Subordination
                              Agreement (2 pgs)
                  Exhibit F - Copy of Title Insurance Policy

         29.0     MEMORANDUM OF LEASE AND NONDISTURBANCE AGREEMENT
This Lease shall not be recorded, but it is agreed that, upon request by either party, the parties will execute a Memorandum of this Lease in the form attached as Exhibit D which may be recorded by either party. Conditioned as set forth below, this Lease shall be subject to and is hereby subordinated to all present and future first mortgages or first deeds of trust encumbering the Premises. However, as a condition to Tenant's entering into this Lease, and further, as an express condition to such subordination, Landlord shall cause any holder or beneficiary of a prior mortgage or deed of trust to execute a Non-Disturbance, Attornment and Subordination Agreement in the form attached as Exhibit E. Landlord and Tenant also agree to execute such Non-Disturbance, Attornment and Subordination Agreement.

         30.0     CONDITION TO EFFECTIVENESS
This Lease shall not become effective until approval of the board of directors of Tenant after receipt of an analysis prepared by The Norman Company or other reputable appraiser selected by Tenant of the fairness of the rent to be charged and other terms of this Lease, provided, however, if Tenant does not obtain such approval within 60 days of execution of this Lease, Landlord shall have the right to terminate this Lease.

         31.0     SIGNATURES AND ACKNOWLEDGMENTS

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and your first above written.

LANDLORD:                       TENANT:  EAGLE HARDWARE & GARDEN, INC.


/s/ Harlan D. Douglass                    By: /s/ Richard T. Takata
-----------------------                       ---------------------
                                              Richard T. Takata
Harlan D. Douglass                            It's President

/s/ Maxine H. Douglass
----------------------
Maxine H. Douglass

STATE OF WASHINGTON        )
                           )ss.
COUNTY OF SPOKANE          )

         On this 23 day of December, 1997, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared HARLAN D. DOUGLASS and MAXINE H. DOUGLASS, husband and wife, known to me to be the individuals named in and who executed the foregoing document, and acknowledged to me that they signed the same as their free and voluntary act and deed for the uses and purposes therein mentioned.

                                    WITNESS my hand and official seal the day and year in this certificate above written.


                               /s/ Searri Shipman
                               ------------------------------------------------
           [SEAL] Notary Public in and for the State of Washington, residing at Spokane, WA
                               My commission expires: 5-20-2001

STATE OF WASHINGTON        )
                           )ss.
COUNTY OF SPOKANE          )

         On this 29th day of December, 1997, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared RICHARD T. TAKATA, to me known to be the President of EAGLE HARDWARE & GARDEN, INC., the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do, and that the corporate seal affixed thereto is the seal of said corporation.

                                    WITNESS my hand and official seal the day and year in this certificate above written.

                               /s/ Diane G. Wellborn
    [SEAL]                     -------------------------------------------------
                               Notary Public in and for the State of Washington, residing at Renton, WA
                               My commission expires: 10-15-00

                                   EXHIBIT A
                                   ---------

                               LEGAL DESCRIPTION
                               -----------------

Lots 1 and 2, Block 1, EAGLE ADDITION, according to the Plat recorded in the office of the County Recorder in Book "I" of Plats at Page 6, records of Kootenai County, State of Idaho.

                                  EXHIBIT B
                            (Graphic See Insert 34A)

                                  EXHIBIT "C"

                        EAGLE HARDWARE & GARDEN, INC.

General Outline Specifications and Requirements for New Buildings with Drive-thru Building Materials Yard built-to-suit for Lessee.

Location:         Coeur d'Alene, Idaho

The building and site plan specific to the above location, prepared by Lessee, showing basic floor plan, mezzanines, warehouse areas, storage areas, drive-thru lumber and building materials yard with metal roof structure, garden sales yard, greenhouse and covered area, loading dock with stalls and canopy and related square footages of all the above, along with partition walls, stairways, door opening locations and sizes, fences, canopies, sidewalks, entrances and exits, customer and contractor loading lanes and areas and other features required by Lessee, dated May 30, 1997, and numbered 313, is attached to this Exhibit and made a part hereof by this reference. This plan is meant to be illustrative of Lessee's requirements and does not contain all the detailed and specific architectural, civil, structural, mechanical, electrical, HVAC and finish requirements for new built-to-suit buildings. Said detailed and specific plans and specifications shall be prepared by Lessee's Architects and Engineers with the costs of preparation to be paid by Lessor.

LESSOR PROVIDES:

1. FRAMING AND MINIMUM CONSTRUCTION

     A. Exterior walls to be concrete tilt-up, concrete block or smooth precast panel construction. All pilasters and exterior columns to be on interior side of wall. Pre-cast, exposed "T" panels are not acceptable. Choice of structural system subject to Lessee approval.

     B. Lessor to construct all partition walls and curtain walls per Lessee's plans. Four (4) restrooms per code and Lessee requirements per Section 6.C. mezzanine offices, training room and lunchroom complex, two offices and a handicapped lunchroom on the ground floor, per Lessee's requirement, storage mezzanine on one or both sides of the store over a portion of the sales area, dock area and the backroom storage area. These mezzanines and offices, lunchroom, restrooms, and curtain walls to be according to Lessee's design which incorporate the location of all curtain walls enclosing mezzanines, all necessary bearing walls. All mezzanines live load capacity to be minimum of 125 pounds per square foot. All framing layout and finishes to meet Lessee's requirements. All requirements shall meet the minimum standard of the current adopted U.B.C., local fire codes, and any other applicable city, county or state codes.

     C. Height from finished main floor to bottom of lowest obstruction (i.e., sprinkler pipes, ducts, diffusers, etc.) to be 20'0" minimum. Minimum clearance below all mezzanines to be 6'0" from lowest obstruction (i.e. pipes, beams, ducts and grid ceiling) to finished floor. Minimum clearance from lowest roof construction to mezzanine deck to be 8'0". Minimum mezzanine finished floor to main finished floor to be 12'0". Roof structure and mezzanine structure to be structural steel truss joist and beams with corrugated steel decking and rigid insulation over store and exposed lumber yard with integrated skylights. Mezzanine to have concrete topping 3-1/2" minimum thickness.

2. ROOFING AND SHEET METAL AND INSULATION

     A. One piece (lifetime type with 15 year warranty) J.P. Stevens white Hypalon roof or Sarnafil white PVC roof. There will be no roof and insulation substitutions. Roof installer to provide 15 year warranty on installation. Roof insulation to provide a minimum R factor of 30. Rigid type roof insulation on top of steel decking to be used with one-piece type roof. All sheet metal, flashings, gutters, etc., shall be 24 gauge galvanized. All flashing joints to be mechanically seamed and soldered. Downspouts to be P.V.C./A.B.S. All downspouts shall be protected where necessary with steel guards per Lessee's requirements.

     B. Pitched roofs (i.e. canopies, covered areas, sheds, lumber rack covers, etc.) to be metal panels with standing ribs and seams, 26 gauge galvanized metal, factory prefinished. Color choice by Lessee. All by Lessor per Lessee's plans and specs.

3. STOREFRONT, GLAZING AND VESTIBULES

     A. Safety or tempered glass in all doors and relites as required by code. All doors and glass storefronts to be in bronze anodized aluminum framing.

     B. Vestibules and storefront glass per Lessee's plans including double sets (4) of automatic biparting doors in main exit vestibule and single set (2) of automatic bi-parting doors in main entry and contractor (or lumberyard) entry/exit vestibules. Vestibule glass and storefront heights 10'0" and/or 13'0" from finished floor. Maximum still height in vestibules is 1'6". Panel color below sill by Lessee. Storefront glass to be 1" insulating type, tinted per Lessee requirements. All by Lessor per Lessee's plans and specs.

          Note: Per Lessee's option, vestibules may not be applicable to Hawaii stores.

4. HARDWARE

All hardware, fabricated items and mechanical equipment by Lessor. Locksets and door closures, security bars and panic exit hardware by Lessor per Lessee requirements and code. Schlage commercial grade hardware shall be required and approved by Lessee. All hardware must comply with all applicable codes. Locksets shall be removable core type. Three (3) Simplex Keypad lock hardware shall be required per Lessee's requirements.

5. DOORS

     A. Storefront doors - Two (2) main entry, four (4) main exit, one (1) garden department doors and two (2) contractor entry - to be pair of 3'6" x 7'0" glass and aluminum electrical biparting doors with breakaway slider and sidelight feature, location per Lessee's plans. Besam or Stanley door companies shall be the only accepted door suppliers. Three (3) pair of 3'6" x 7'0" glass and aluminum swinging doors in garden yard storefront. One (1) pair 3'0" x 7'0" glass and aluminum swinging doors in garden side wall if required by Lessee. One
          (1) pair 3'0" x 7'0" hollow metal (1 hk) door from Contractor counter area to drive-thru yard.

     B. Perimeter exit doors with jambs - 16 gauge hollow metal, 3'0" x 7'0", quality and location per Lessee's plan.

     C. All other interior doors (unless specified by Lessee or code) to be standard solid core wood with high pressure laminate finish on both sides, color and pattern per Lessee, with metal jambs. All other door sizes also according to Lessee specifications. Doors to be fire rated as required by code.

     D. Overhead sectional and/or roll-up type doors - sizes per Lessee's plan, electrically operated, (26 gauge metal if sectional), with mechanical locking devices, by Lessor. Electrically operated roll-up type doors to be provided at certain locations when specified on Lessee's plans and specs. Location according to Lessee's plans. High rise track shall be required on all sectional doors. Insulated doors will be required as deemed necessary by Lessee. All overhead doors shall be equipped with bottom safety edge and push-button controls with key lockout. Fire door #15 manually operated.

     E. Any additional doors required by any applicable building or fire codes to be installed at Lessor's expense.

6. RESTROOM FIXTURES

     A. Mirrors (all metal edged) in restrooms installed by Lessor, furnished by Lessor.

     B. Toilet stall partitions to be commercial type, plastic laminated, color per Lessee. Lessor to supply and install all partitions, toilets, urinals, lavs and electric refrigerated drinking fountains and other plumbing fixtures. All plumbing fixtures to be commercial type and code approved. All fixtures to be white and approved by Lessee.

          1) Customer Restrooms: Minimum fixture requirements for men shall be four (4) wall hung toils, three (3) wall hung urinals and four (4) lavs. Minimum fixture requirements for women: four (4) wall hung toilets and four (4) lavs. All restrooms to meet handicapped code requirements.

          2) Employee Restrooms: For men and women, one (1) wall hunt toilet and
          (1) lav.

     C. Stainless steel toilet accessories to include double roll paper holder, seat protection dispensers, sanitary napkin dispensers, sanitary napkin waste containers, and combination towel holders and waste units (recessed), soap dispensers; all as per Lessee specifications.

7.1 GARDEN YARD AREA

     A. Enclosure: Garden yard area perimeter enclosure, as shown on plot plan exhibit (if applicable) to be 12 foot high, per Lessee's plan, 6" thick precast concrete panels. 12 foot high, 8" CMU walls to match building if a CMU structure.

          1) In the front and side of the Garden Sales area, use 12' high glass and aluminum storefront between 8" tube steel columns per Lessee plans, which require (3) pair of 3'6" x 7'0" glass and aluminum swing doors at three locations designated by Lessee. (See paragraph 5.A).

     B. Concrete Floor: Covered garden yard area and open garden sales yard to be 5-1/2" thick reinforced concrete with fiber-mesh and treated with a concrete curing and stealing compound. Light broom finish. Garden area concrete slab shall be sloped for drainage to trench drains at locations per Lessee's requirements and plans. Slope to minimum required for drainage.

     C.   Covered Area and Garden Lighting:

          1) Outside covered area to be high bay type, 175 watt Halophane brand Metal Halide Integral Ballast Enclosed Fixture with glass refractor. Bulb to be G.E. (or equal) Metal Halide MXR 175/BU. Light fixture quantity and layout to be per Lessee's lighting plans and maximum height (install between trusses) from finished floor of yard area to bottom of fixture.

          2) All garden canopy (low roof) lights in yard area to be weatherproof low temp fluorescent, 3 tube strip lighting, with energy saving electronic ballast and tubes, layout per Lessee Plans. Lessee approval required for alternate lighting.

7.2 DRIVE-THRU LUMBER AND BUILDING MATERIALS YARD AREA

     A. Lumber yard concrete slab shall be 6" concrete reinforced with fiber mesh on 6" minimum crushed rock base. Concrete shall have a light broom finish. Slab shall have a maximum drainage slope of 1-1/2% to trench drains per Lessee plans and specs. Sheetflow drainage is not permitted.

     B. Lumber yard perimeter enclosure, entries, exits, canopies, O.H. doors, gates, automatic barriers, canopy roofs, shed roofs, offices, check-out booths and island covers shall be by Lessor per Lessee's plans and specs.

          1) Perimeter walls to be a total of 24' high minimum. The lower 12' in height to be 6" thick precast or tilt-up concrete panels. The upper 12' in height to be metal siding to match metal shed roofing. (Total wall height 24'0"). If primary building is CMU construction then lower wall to be 8" CMU to match building with 12' of metal siding above. If code, zoning or site restrictions prohibit use of metal siding on perimeter walls, then the walls shall be 6" concrete or 8" CMU for the full 24' height.

8. FRONT CANOPY AND SIGNING

     A. Front canopy design of Lessee per Lessee's standard plans and specs to coordinate (if applicable) with shopping center architectural design (as much as possible), but shall retain Lessee's identity design features and must allow for Lessee signing above storefront area per Lessee's specifications. Canopy, to project (per Lessee's design) over sidewalk area with a minimum 12'0" (see Lessee's plans and specs) soffit height from sidewalk and contain suitable recessed lighting for sidewalk illumination. Provide two access hatches in underside of canopy per Lessee's plans.

     B. Lessee shall be provided an area for installation of Lessee's standard pylon sign at the street front location of Lessee's choice. Said pylon sign shall be governed only local codes and ordinances. Lessee shall provide said sign and installation. Electrical conduit, number of circuits and power shall be provided by Lessor to the pylon sign location. Connection to be by Lessee.

     C. Lessee shall be permitted to place any and all signs on all sides of the building per Lessee's normal and standard practices subject only to governing codes and ordinances.

     D. Canopy pitched roof area to be metal panels with standing ribs and seams, 26 gauge galvanized metal, factory prefinished. Color choice by Lessee. All by Lessor per Lessee's plans and specs.

9. PARKING LOT AND SERVICE AREA

     A. PARKING LOT LAYOUT

          1) Parking lot layout, location of curb cuts, driveways, entrances and exits, service areas and location of Lessee's pylon sign shall be subject to Lessee's approval.

          2) All asphalt paving, wheelchair ramps, concrete curbing, sidewalks, striping (including handicapped stalls, symbols and signs per ADA code) lot lighting, landscaping (with irrigation) and street curb cuts all to be provided by Lessor.

          3) Lessee requires the International Symbol of accessibility to identify handicapped disability parking stalls. Location, minimum number of stalls, signs and symbols shall meet current local, State, County and Federal (ADA) codes.

          4) All parking stalls shall be at 90-degree- angle, minimum stall width 8'6", minimum stall depth per local code. Compact stalls (depth only) are acceptable in the amount allowed by local codes.

          5) Main drive aisle across front of store shall be a minimum of 30'0" wide. All drive aisles connecting to street accesses shall be a minimum of 30'0" wide. All street access curb cuts shall be a minimum of 35'0" wide or wider if required by code.

B. ASPHALT PAVING AND STORE DRAINAGE

          1) All asphalt paving to be completed over all main drive aisles, service areas, truck maneuvering areas, truckwell approaches, on grade truck zones and street accesses as soon as possible but in any event not later than the date set for the initial delivery of Lessee's lumber and pallet racking and/or merchandise fixtures.

          2) All main drive aisles and truck access routes (truck routes per Lessee's requirements) thru parking and service areas to be a minimum of 3" asphalt of 6" crush rock over sterilized base (weed killer).

          3) Parking lot drainage as required by local codes, minimum slope shall be 1/4" per foot (2%), maximum slope shall be 3%. Provide storm drain lines for all roof, canopy and covered area downspouts, garden yard and drive-thru lumber yard (if applicable) trench drain lines, truckwell catch basins and all parking storm drain catch basins. Sheetflow for drainage is not acceptable.

          4) Site drawings showing all existing and/or finish drainage slopes and facilities must be approved by Lessee prior to proceeding with site work.

C. TRUCKWELL AND LOADING DOCK.

          1) Depressed truckwell(s) and compactor well concrete slab(s) shall be a minimum length of 65'0" from the face of the dock to end of concrete apron. The first 10'0" from the face of the dock shall be flat (sloped only as needed for drainage) with catch basin and automatic sump pump (and other facilities required to provide approved drainage) and the remaining 55'0" shall have a maximum slope of 5% up to the asphalt approach area. All by Lessor.

          2) Height of the truckwell dock(s) shall be per Lessee's standard plans and specs. Dock levelers to be provided by Lessor per Lessee's plans and specs. Compactor and installation by Lessee. Power to compactor disconnect by Lessor, connection by Lessee.

D. LANDSCAPING AND IRRIGATION.

          1) Landscaping and irrigation shall be installed as required by local codes.

          2) Landscaping shall be designed subject to Lessee's approval to avoid obscuring Lessee's storefront and street pylon sign with site screening trees.

10. EXTERIOR FINISHES

     A. All exterior walls shall be sealed or waterproofed and painted. Concrete block buildings shall be filled with a block filter (roller applied only), sealed and painted. All by Lessor.

     B. Colors of all exterior walls and striping, canopy, trim, metal wall and roof panels and flashing shall be of Lessee's choice and design. Materials and labor by Lessor. Source and manufacturer of special Eagle Hardware & Garden identity colors required shall be designated by Lessee.

11. INTERIOR

     A.   Floors:

          1.a) Sales area minimum 5-1/2" reinforced smooth troweled concrete slab with fiber mesh, to be sealed with one (1) coat hardener sealer and curing compound after concrete placement and two (2) coats L & M "SEAL HARD" hardener sealer prior to store fixturing. Floor to be cleaned and scrubbed prior to L&M "SEAL HARD" application.

          1.b) Sales area floor covering per Lessee's plan to be 1/8" commercial grade V.C.T. with accent strip per Lessee's plans, color and pattern by Lessee. Tile and accent supplied and installed by Lessee. Lessor to clean and prep floor prior to tile installation.

          2) Building materials sales area and warehouse area to be smooth troweled concrete, minimum of 5-1/2" thick reinforced with fiber mesh and sealed with one (1) coat hardener sealer and curing compound after concrete placement and two (2) coats L & M "SEAL HARD" hardener sealer prior to store fixturing. Floor to be cleaned and scrubbed prior to L& M "SEAL HARD" application.

          3) Mezzanine - Corrugated steel decking with light weight concrete, smooth troweled floor per Lessee's plans and specs. Floor sealer per Para. 11.A.1.a.

          4) Lunchroom - 1/8" commercial grade V.C.T. and 4" vinyl base by Lessor; base color, tile color and pattern choice by Lessee.

          5) Office complex to be commercial grade carpet tiles and 4" vinyl base by Lessor. Carpet tile and base to be per Lessee's specifications, pattern and color.

          6) All restroom floors to be ceramic tile by Lessor. Design, pattern, size, color, and manufacturer per Lessee requirements.

          7) Drive-thru lumber yard area and garden sales yard to be 5-1/2" thick reinforced concrete with fiber mesh and treated with a concrete curing and sealing compound. Garden area includes drains per Lessee requirements. Light broom finish.

     B. Walls

          1) Sales area walls per Lessee's plans and specifications will be gypsum board on wood or metal studding, with joints taped and sanded, ready for paint, and sealed to provide fire protection rating per code requirements. All exterior walls to be furred and insulated to meet Energy Code when required by local codes. All exposed concrete (concrete blocks) inferior surfaces, filled and/or patched, sealed, ready for paint. Interior front wall of store to be furred and sheetrocked, smooth taped (no texture) and painted per Lessee's plans and specs by Lessor. All interior wall painting by Lessor.

          2) Bulk Storage and Stockroom - 5/8" AC plywood to replace sheetrock on selected walls. 16 foot high at locations per Lessee's interior plans. (At fork lift loaded racks).

          3)   Mezzanine - inside of mezzanine curtain walls, (mezzanine deck to roof) to be 5/8" gypsum, smooth taped and painted by Lessor.

          4) Restrooms - All walls full height ceramic tile, cove base to be ceramic tile. Color, style, finish, layout pattern, and manufacturer per Lessee's plans.

          5) Lunchroom - sheetrocked, taped, sanded, painted and 4" vinyl base, all by Lessor. Paint color and finish approved by Lessee.

          6) Offices - sheetrocked, taped, and painted by Lessor per Lessee's specifications. Office windows (to sales Floor) to be one-way mirror glass by Lessor. Glass to be "stopped" per Lessee detail plan.

          7) All stairwells walls to offices and/or lunchroom to have Marlite wainscote by Lessor; color, pattern and type per Lessee. Stair treads (with nosing) and riser to be Roppe molded rubber; color, pattern, and type per Lessee. All by Lessor.

     C. Ceilings

          1) Sales area - Ceiling clear height minimum from 20'0" under lowest roof structural member from finished floor. Lessor to paint entire underside of roof structure, including all trusses, joists, purlins, beams, columns, all piping and conduits. (Color selection, paint type and manufacturers per Lessee's requirement by Lessor.)

               a) Insulation to be rigid type on top of roof deck. (See "Roofing, Sheet Metal and Insulation" Section 2.A., page 1.) All other insulation criteria to remain unchanged.

               b) Sales area Halophane brand metal halide lighting to be chain-hung, 18'0" bottom of fixture to sales area floor. Sales area fluorescent lighting to be hung at 16'6" above finished floor.

               c) Sales area HVAC exposed ducting to be painted. All HVAC supply/return grilles (diffusers) shall not be lower than sales area lighting fixture at any point (unless approved in writing by Lessee in each instance). All other HVAC criteria shall remain unchanged.

               d) 5 x 6 insulated opaque skylights and smoke vents to be provided in sales area and storage areas loading dock and above stock mezzanine (approximately 1 per 1,300 square feet) layout subject to Lessee's approval. Brand of skylights and smoke vents subject to Lessee's approval.

     2) Covered storage area (if applicable) to be painted per paragraph C.1. Provide skylights and smoke vents per paragraph C.1 (iv).

     3) Mezzanine - within curtain walls (storage areas) over mezzanine deck area, no finish required, provide skylights and smoke vents per Para. C.1.b.(iv). Ceiling surface under mezzanine in sales area, painted by Lessor per Lessee requirements. No ceiling finish in storage areas under mezzanine required, if permitted by code.

     4)   Yard Area Canopy

          a) 4 x 8 opaque non-insulated skylights to be provided (approximately 1 per 1,500 square feet). Layout subject to Lessee's approval. Brand of skylights and smoke vents subject to Lessee's approval.

          b) Paint entire underside of roof structure, including all trusses, joists, purlins, columns, all piping and conduits per Para. 11.C.1.

     5) Store offices, yard offices, receiving office, lunchroom, office stairwells, janitor room, and sales area under office mezzanine - suspended "T" bar grid ceiling with 2' x 4' (one-hour rated if required by code) acoustical tile. Layout direction and tile pattern per Lessee's choice. Ceiling height to be 8'0". (10'0" in sales area under mezzanines where required). Restrooms to be painted gypsum at 8'2" above finished floor.

     D. Stairs and Railings

          All stairways to be steel construction with poured concrete treads. Number and location per Lessee's requirements. Pipe handrails both sides of all stairways. All mezzanine railings to be 42" high and meet all code requirements. All office (no mezzanine) stairways to have Roppe brand rubber stair treads, nosing, risers, and matching 18" rubber tiles on landings, all by Lessor. Office mezzanine stairways to have Marlite walnacote (See Para. 11.B.7.). Manufacturing brand, color and patterns by Lessee.

     E. Painting

          All interior painting and staining to be by Lessor, per Lessee's requirements as to design, paint type, and colors.

12. HEATING - VENTILATING - AIR CONDITIONING

     A. Heating and Air Conditioning System

          1) Furnished and installed by the Lessor. Heating system to maintain 72 degrees Fahrenheit temperature in sales area, and 60 degrees Fahrenheit in storage areas per local design temperatures. Heating equipment for sales area to be integral with air conditioning. Storage area heating equipment may be suspended gas "space heater" type with the location subject to final approval by Lessee. No space heaters in sales area.

          2) Air conditioning tonnage adequate to maintain 15 degrees Fahrenheit differentiation at all times with outside air temperature at peak local summer temperature. Engineering for A/C tonnage determination must be submitted for written Lessee approval prior to construction.

          3) Air conditioning ductwork and diffusers suspended from roof structure shall maintain a minimum 18'0" clearance from lowest point of duct and diffusers to sales floor. Subject to Lessee's approval. All air conditioning units shall be roof mounted and screened (if required by local ordinance).

          4) Lessee approval required on system design which shall use multiple individual Trane A/C units with direct interior duct distribution. Lessee approval on type, quantity and location of all other HVAC equipment. Trane A/C units may be purchased using Lessee's National Account pricing. Economizer and two speed motors to be provided on all units. All HVAC units to be roof top mounted. Screening (if required by local codes) to be Trane supplied and mounted direct on A/C units. All A/C units must have duct smoke detectors connected to the fire protection monitoring systems.

          5) Trane Tracer Energy Management System for HVAC and Lighting controls installed by mechanical contractor. EMS system to be designed, engineered and control wired by Trane Co. Lessee's approval required on design, capacity, and function of EMS. HVAC EMS must integrate with Trane Lighting Controls EMS panels. Trane Tracer equipment may be purchased under same pricing structure as A/C units.

          6) Lessor to utilize Trane technicians for initial HVAC and EMS startup. Mechanical contractor to be responsible for coordination of all HVAC and EMS installation, control wiring and start-up operations with Trane Co. technicians.

          7) Ceiling Fans - (if required per Lessee's option) 1 per 4,000 square feet sales and warehouse areas by Lessor. Lessee to approve final layout. Lessee retains option to sell ceiling fans to contractor.

     B. Other Mechanical Requirements

          1) Fire sprinkler for Lessee's facility to be designed by Tomes, VanRickley & Associates, Fire Design Group Co. Fire, Building, Life, Safety, Hazmat Consultants. Contact person is Steve Goyette, 8265-A Vickers Street, San Diego, CA 92111, (619) 576-6466.

          2) All mechanical work and materials shall be approved by the applicable codes involved.

          3) Fire sprinkling shall be designed and installed per all governing codes and the entities listed below, and rated at:

                           Fire flow - 3,000 GPM
                           Sprinkler density - .60 @ 2,000 s.f. (high density)

          4) Lessee's insurance company's requirements and local Fire Marshall, but not less than Lessee's minimum requirements.

          5) Sprinkler system to have capacity and capability for expansion to meet Lessee requirements in regard to additional rack supported storage mezzanine all permanent displays and for any required "in rack" sprinkling of high piled storage racking and other merchandise fixtures and lumber/sheet goods pigeon hole rack. Provide supply stubs for built-in display locations per Lessee requirements. Location of main valve, plan and location of all sprinkler lines and heads prior to final installation subject to Lessee approval. All sprinkler piping to be cleaned by sprinkler contractor, suitable for painting by Lessor.

          6) All sprinkler supply piping below mezzanine in sales area lighting display and in backroom stock area shall not be lower than bottom of mezzanine structural members (all piping to be kept up between trusses and beams).

13. PLUMBING

     A.   Fixtures

          Standard vitreous china fixtures with hardware supplied by Lessor, commercial design, with commercial valves, toilets to be wall hung, (elongated type). All mirrors and dispensing fixtures and equipment supplied by Lessor. Brand and type to be approved by Lessee.

     B.   Hose Bibbs and Hydrants

          Freezeless type (except Hawaii), location per Lessee requirements.

     C.   Other Requirements

          1) All plumbing work and materials shall be approved by the applicable codes involved.

          2) gallon water heater serving lunch room, customer restrooms and janitor's closet at front of store. 20 gallon water heater serving employees restrooms and handicapped lunch room at rear of store.

          3) Refrigerated drinking fountain, semi-recessed handicapped type, at customer restrooms, employee restrooms and customer rest area.

          4) Interior plant area - Slope floor and provide trench drain per Lessee's requirements. Supply water rough-in to plant area trellis and water and drain line to plant service counter per Lessee requirements.

          5) Exterior Garden Sales Area - provide hydrants and trench drains, with appropriate floor drainage slope, all per Lessee's requirements.

          6) Vendor Closets - Provide rough-in for water supply, sanitary drain and for 20 gallon hot water heater, all at both front and back-room vender closets per Lessee's plans and specs.

14. ELECTRICAL POWER AND LIGHTING

     A.   Electrical Service, Equipment, Devices and Systems

          1) Service supplied by a 277/480 volt, 3-phase, 4 wire, 2000 amp minimum main power supply. Service to be metered through 2,000 amp main breaker to subpanels, and disconnects. Provide separate 200 amp, 42 circuit, panels, quantity and location per Lessee requirements for Lessee's lighting displays plus additional panels, J boxes, and power, to supply adequate capacity for Lessee's other displays and fixtures as per Lessee's specifications. Location and capacity of each panel per Lessee requirements. All interior and exterior building lighting, fans, all other electrically operated equipment and HVAC panels, as needed, to be in separate panels from the Lessee display panels described above. All main electrical service panels, switchgear and all subpanels and disconnects to be Square D brand.

          2) Provide necessary junction boxes and sufficient 20 amp circuits in canopy at Lessee sign location and building exterior for each Lessee sign. Provide necessary weatherproof junction boxes and sufficient 20 amp circuits on building exterior at locations of Lessee's choice for seasonal display lighting. Power provided to location of Lessee's choice for pylon sign if applicable. Conduit capacity for pylon, minimum of four (4) 20 amp circuits. All sign and seasonal display lighting circuits to be controlled by photo cell "on" and time switch "off". All sign and seasonal display lighting controlled thru Tracer EMS.

          3) Duplex outlets located per code and Lessee's requirement on perimeter walls, main partition wall and at storefront areas. One
               (1) duplex outlet at each column location at height acceptable to Lessee. Power and circuiting to be provided to suit Lessee requirements in floor at all counter locations and special circuitry required by cash registers at all check stand locations, counters and manager's office for clean computer power. Junction boxes and conduit in floor and walls located according to Lessee requirements containing an adequate number of circuits to allow for power for Lessee displays and equipment. Also, conduits above and below slab as needed for telephone, P.O.S. and AS-400 Computer Systems, video monitoring, and intercom conduits by Lessor to locations as required by Lessee. All cabling by Lessee. Three (3) No. 2 walker ducts under all checkstand locations at front and side of sales area, and under all service counter locations for power, telephone, computer, and intercom to be provided by Lessor, location per Lessee requirements.

          4) Size all panels to provide for 20% spare capacity for circuiting. (After all Lessee fixtures are hooked up.) Maximum panel utilization to be 80%.

          5) Verify all specialty conduit requirements with Lessee prior to construction as to location, routing, size, and quantity. Specialty Systems are telephone, P.O.S., AS-400, sound, video monitoring and security system.

          6) Trane Tracer Energy Management System for all lighting controls by electrical contractor. (See Para. 12.A.5. and 12.A.6.) Lessee approval required on design, capacity, and function of EMS. Lighting EMS must integrate with HVAC EMS. All Energy Management Control wiring by Trane Co. for Lessor.

     B.   Lighting

          1.a) Sales areas, open areas, high over display areas, building materials areas, and storage areas lighting per Lessee's store layout plans, will be high bay type Halophane 400 watt metal halide fixtures #EAGPS40L MHMTY85312 and #EAGPS40L MHMTY 85312-EM restrike fixtures. Fixtures include prewired 12' cord and plug, safety chain, hook and Sylvania MP lamp. Halophane fixtures may be purchased using Lessee's national account pricing. Layout of metal halide fixtures in sales area to be per Lessee's lighting plans. Light to be hung 18'0" to bottom of fixture. (Except as noted otherwise for specific areas designated on Lessee's lighting plans). All metal halide lighting shall be circuited to have every other fixture (50/50) (in each row) operate together. Provide a separate night light circuit per code and Lessee requirement. Provide battery powered "Emergency Backup Lights" as required by code and/or Lessee.

          1.b) Sales area aisle way lighting in fixture rows to be 3-tube fluorescent with reflector shade, chain-hung fluorescent strip lighting with energy saving ballasts (electronic) and tubes or equal, fluorescent lighting to be hung at 16'0" to bottom of fixture. (Except as noted otherwise for specific areas designated on Lessee's lighting plans). Lighting layout to be per Lessee's fixture plans. All sales area fluorescent lighting shall be circuited to provide for one (1), two (2), or three (3) tube operation in each fixture. Provide separate night light circuit per code and Lessee requirements.

          2) Stock areas (above and below mezzanines) - fluorescent two tube strip lighting with energy saving ballasts and tubes are required to provide 50' candle minimum. Final fixture placement to coincide with aisle ways and Lessee's shelving and store fixtures. Fixtures shall be mounted (individually if necessary) to provide maximum clearance available from floor.

          3)   Warehouse areas = refer to Section B.1.a.

          4) Parking, security, service areas and exterior of building to be high pressure sodium, flood lights to provide optimum intensity lighting, control by photo cell "on" and time switch "off".

          5) All placement, quantity and/or row spacing, circuiting and direction of all lighting fixtures in all areas, interior and exterior, subject to Lessee approval.

          6) Covered Garden Yard & Covered Drive-Thru Lumber and Building Materials Yard:

               a) Outside high covered yard areas to be high bay type Halophane 250 watt metal halide fixture #EAGPS250 MHMTY 985312 and #EACPS250 MHMTY 85312-EM restrike fixture. Fixtures include prewired 12' cord and plug, safety chain, hook and Sylvania MP lamp. Halophane fixtures may be purchased using Lessee's national account pricing. Light fixture to be per Lessee's lighting plans and 18' from finish floor of yard area to bottom of fixture. (Except as noted otherwise for specific areas designated on Lessee's lighting plans).

               b) All low covered area lights in garden yard area to be weatherproof low temp fluorescent, 3 tube strip lighting, with energy saving ballasts and tubes, layout per Lessee plans. Circuited to have one (1), two (2), or three (3) tube operation in each fixture.

     C.   Other Requirements

          1) All electrical work and material shall be as approved by the applicable codes involved.

          2)   No aluminum wire allowed anywhere.

          3) All materials supplied by the electrical contractor shall meet the requirements of the National Board of Fire Underwriters for the class of service for which they are used.

          4) All final connections to Lessee furnished fixtures and equipment shall be by Lessee.

          5) Main electrical service - location of main electrical service in building subject to final approval by Lessee.

          6) Electrical contractor to provide panels (except LCC panels which are purchased from the Trane Co.), conduits, wires and contractors to facilitate installation of the Trane Tracer Energy Management System.

          7) EMS lighting control will control the sales area, warehouse, garden yard and covered yard area. Also, control the exterior security, parking lot lighting, exterior season display lighting and signing by a photocell on the roof connected to the lighting control.

15. MISCELLANEOUS

     A. All interior and exterior design, decor and structural alterations or modifications that deviate from Lessee's plans and specifications are subject to Lessee's prior written approval before initiation. Lessee reserves the right to require all non-approved installations or deviations of any type or kind to be removed, replaced or re-accomplished at Lessor's expense.

     B. SIGNS - All signs are to be of Lessee's choice as to location, size, color, etc., on the property (as applicable) and the building except as prohibited by local codes, etc. Electrical power to all signs to be controlled by photocell on, timer "off". Electrical connection by Lessor. Signs controlled thru Tracer EMS.

     C. Upon the execution of a lease and after receipt of preliminary building plans, the Lessee shall forthwith prepare and deliver to Lessor a store and fixture layout plans sufficient in detail so that Lessor may prepare its drawings and specifications for such work set forth in these general specifications and requirements. Lessee's interior display, finish drawings and racking plans (if required) to be incorporated with Lessor's drawings for permit purposes.

     D. In addition to the aforementioned items, Lessee will supply all fixtures and equipment necessary for it to conduct its retail business.

     E. All signs, trade fixtures, warehouse storage fixtures and equipment and special constructed merchandise displays and other fixtures and displays installed by Lessee shall remain Lessee's property.

     F. Lessee shall have the right to choose colors and graphic design desired for their store and all of its departments, interior and exterior. All interior display painting (except for exposed ceiling. See Section C.1.b.) will be by Lessee.

     G. All display carpet tiles will be furnished by Lessee and installed by Lessee.

16. APPROVALS

     All approvals and option selections required of Lessee shall be furnished only in writing and signed by the proper duly authorized Lessee personnel.

ACCEPTED and AGREED TO for:

LESSOR:
       --------------------------
By
   ------------------------------
     Its
         ------------------------
By
   ------------------------------
         Its
         ------------------------
Date:
      ---------------------------


Submitted as written by:

LESSEE: EAGLE HARDWARE & GARDEN, INC.
By
   ------------------------------
     Its
         ------------------------
Date:
      ---------------------------

                            EXHIBIT "C" SITE PLAN

                                  [GRAPHIC]

WHEN RECORDED MAIL TO:
                                   EXHIBIT D

Bill Moloney
5711 N.E. Tolo Road
Bainbridge Island, WA 98110

                              MEMORANDUM OF LEASE

NOTICE IS HEREBY GIVEN THAT;

         By Lease, dated December 5, 1997, Harlan D. Douglass and Maxine H. Douglass, husband and wife, whose address is E. 815 Rosewood Avenue, Spokane, Washington 99208 ("Landlord"), leased to Eagle Hardware & Garden, Inc., a Washington corporation, whose address is 981 Powell Avenue, S.W., Renton, Washington 98055 ("Tenant"), those premises and improvements situated in Coeur d'Alene, Idaho, legally described as set forth in Exhibit A attached hereto and incorporated herein by reference.

         The terms and conditions of said Lease are stated therein, which is for a term of 20 years 2 months, commencing on December 1, 1997 ("Commencement Date"), and terminating 20 years 2 months after the Commencement Date. The Lease contains 2 consecutive 5 year options to extend the Lease.

         This instrument is merely a memorandum of the aforementioned Lease and is subject to all the terms, conditions and provisions thereof. All of the rights and obligations of the parties, as set forth in the Lease and any addenda thereto, shall benefit and bind the parties' successors-in-interest.

         In the event of any inconsistency between the terms of this instrument and said Lease, the terms of said Lease shall prevail as between the parties.

               DATED this ___ day of _________________, 1997

LANDLORD:                                          TENANT:
                                                   EAGLE HARDWARE & GARDEN, INC.
                                                   a Washington Corporation

                                                   By:
----------------------------                          ----------------------
HARLAN D. DOUGLASS                                    RICHARD T. TAKATA

                                                       Its: President
----------------------------                               -----------------
MAXINE H. DOUGLASS

STATE OF WASHINGTON        )
                           )ss.
COUNTY OF SPOKANE          )

         On this ______ day of December, 1997, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared HARLAN D. DOUGLASS and MAXINE H. DOUGLASS, husband and wife, known to me to be the individuals named in and who executed the foregoing document, and acknowledged to me that they signed the same as their free and voluntary act and deed for the uses and purposes therein mentioned.

                    WITNESS my hand and official seal the day and year in this certificate above written.


                                         ---------------------------------------
                   Notary Public in and for the State of Washington, residing at

                                         ---------------------------------------
                   My commission expires:
                                         ---------------------------------------

STATE OF WASHINGTON        )
                           )ss.
COUNTY OF KING             )

         On this _______ day of December, 1997, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared RICHARD T. TAKATA, to me known to be the President of EAGLE HARDWARE & GARDEN, INC., the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do, and that the corporate seal affixed thereto is the seal of said corporation.

                    WITNESS my hand and official seal the day and year in this certificate above written.

                                         ---------------------------------------
                   Notary Public in and for the State of Washington, residing at

                                         ---------------------------------------
                   My commission expires:
                                         ---------------------------------------

WHEN RECORDED MAIL TO:

                                   EXHIBIT E

Bill Moloney
5711 N.E. Tolo Road
Bainbridge Island, WA 98110

                         NON-DISTURBANCE ATTORNMENT AND
                         ------------------------------
                            SUBORDINATION AGREEMENT
                            -----------------------

         EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Tenant") has entered into a Lease (the "Lease"), dated December 5, 1997, with Harlan D. Douglass and Maxine H. Douglass, husband and wife ("Landlord"), for the premises situate in Coeur d'Alene, Idaho, and legally described as set forth in Exhibit A attached hereto and incorporated herein by reference (the "Premises"), and further described in the Lease.

________________________ ("Beneficiary") is the holder of the beneficial interest under a deed of trust on the Premises, dated ___________________ recorded in the Auditor's Office in the County of Kootenani, State of Idaho, under the Recording No. ____________ (the "Deed of Trust"). Tenant and Beneficiary desire to establish certain rights, safeguards, obligations and priorities with respect to their respective interests by means of the following non-disturbance, attornment and subordination agreements.

         NOW THEREFORE, the parties hereto covenant and agree as follows:

         1. Provided the Lease is in full force and effect and there are no uncured defaults by Tenant thereunder beyond any applicable period for cure, then:

               (a) The right of possession of Tenant to the Premises and Tenant's rights arising out of the Lease shall not be affected or disturbed by Beneficiary in the exercise of any of its rights under the Deed of Trust or the Note secured thereby.

               (b) Tenant shall not be named in any foreclosure action related to the Deed of Trust, unless required by law.

               (c) In the event that Beneficiary or any other person acquires title to the Premises pursuant to the exercise of any remedy provided for in the Deed of Trust or under the laws of the state in which the Premises are located, the Lease shall not be terminated or affected by said foreclosure or sale resulting from any such proceeding; and Beneficiary hereby covenants that any sale by it of the Premises pursuant to the exercise of any rights and remedies under the Deed of Trust or otherwise, shall be made subject to the Lease and the rights of Tenant thereunder, and Tenant covenants and agrees to attorn to Beneficiary or such other person as its new lessor, and the Lease shall continue in full force and effect as a direct lease between Tenant and Beneficiary or such other person, as Landlord, upon all the terms, covenants, conditions and agreement set forth in the Lease between Tenant and Landlord. However, in no event shall Beneficiary or such person be:

                    (i) liable for any act or omission of Landlord;

                    (ii) bound by any payment of rent made by Tenant for periods extending beyond the last day of the month in which the date of said foreclosure or sale occurs.

                    (iii) bound by any amendment to the Lease made subsequent to the date of this Agreement without the written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed or withheld for the Purpose of effectuating a change in terms to the Deed of Trust. Beneficiary hereby consents to any such subsequent amendment if the primary purpose of such amendment is to provide for the expansion or remodeling of the Premises or an extension of the primary term or option periods, so long as there is no decrease in the minimum rent payable under the Lease; or

                    (iv) subject to any offsets or defenses which Tenant might have against Landlord.

     The rights and obligations of Tenant and Beneficiary, upon such attornment shall, to the extent of the remaining balance of the term of the Lease, including any renewals or extension thereof, be the same as set forth in the Lease and by this reference the Lease is incorporated herein as part of this Agreement.

         2. The Lease shall be subject and subordinate to the lien of the Deed of Trust and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions modifications or replacements thereof, not inconsistent with Paragraph 1 of this Agreement. Beneficiary agrees to make any insurance and condemnation proceeds available for the purposes set forth in the Lease.

                                     1 of 2

         3. Any notices or other communication required or desired to be given by one party to the other party hereto shall be given in writing by mailing the same by certified United States mail, return receipt requested, postage prepaid, addressed as follows:

               To Tenant:  Eagle Hardware & Garden, Inc.
                           981 Powell Avenue S.W.
                           Renton, WA 98055
                           Attn: David J. Heerensperger
                           Chairman

           With a copy to: Bill Moloney
                           5711 N.E. Tolo Road
                           Bainbridge Island, WA 98110

           To Beneficiary:
                          ---------------------------------
                          ---------------------------------
                          ---------------------------------

or to such other addresses as the respective parties may, from time to time, designate by notice given as provided in this Agreement.

         4. This Agreement may not be modified other than by an agreement in writing signed by the parties hereto or by their respective successors-in-interest.

         5. This Agreement shall insure to the benefit of and be binding upon the parties hereto and their successors and assigns.

         6. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of either party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this ________ day of _____________, 1997.

BENEFICIARY:                               TENANT:

                                                   EAGLE HARDWARE & GARDEN, INC.
                                                     a Washington corporation

By:                                                By:
   ------------------                                 ------------------
                                                      RICHARD T. TAKATA
Its____________________                            Its President


                                     2 of 2

WHEN RECORDED MAIL TO:

Bill Moloney
5711 N.E. Tolo Road
Bainbridge Island, WA 98110

                              MEMORANDUM OF LEASE
                              -------------------

NOTICE IS HEREBY GIVEN THAT;

         By Lease, dated December 5, 1997, Harlan D. Douglass and Maxine H. Douglass, husband and wife, whose address is E. 815 Rosewood Avenue, Spokane, Washington 99208 ("Landlord"), leased to Eagle Hardware & Garden, Inc., a Washington corporation, whose address is 981 Powell Avenue, S.W., Renton, Washington 98055 ("Tenant"), those premises and improvements situated in Coeur d'Alene, Idaho, legally described as set forth in Exhibit A attached hereto and incorporated herein by reference.

         The terms and conditions of said Lease are stated therein, which is for a term of 20 years 2 months, commencing on December 1, 1997 ("Commencement Date"), and terminating 20 years 2 months after the Commencement Date. The Lease contains 2 consecutive 5 year options to extend the Lease.

         This instrument is merely a memorandum of the aforementioned Lease and is subject to all the terms, conditions and provisions thereof. All of the rights and obligations of the parties, as set forth in the Lease and any addenda thereto, shall benefit and bind the parties' successors-in-interest.

         In the event of any inconsistency between the terms of this instrument and said Lease, the terms of said Lease shall prevail as between the parties. DATED this ___ day of _________________, 1997

LANDLORD:                                    TENANT:

                                             EAGLE HARDWARE & GARDEN, INC.
                                             a Washington Corporation

____________________________                 By:____________________
HARLAN D. DOUGLASS                              RICHARD T. TAKATA

______________________                          Its:President and C.E.O.
MAXINE H. DOUGLASS

STATE OF WASHINGTON        )
                           )ss.
COUNTY OF SPOKANE          )

         On this ______ day of December, 1997, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared HARLAN D. DOUGLASS and MAXINE H. DOUGLASS, husband and wife, known to me to be the individuals named in and who executed the foregoing document, and acknowledged to me that they signed the same as their free and voluntary act and deed for the uses and purposes therein mentioned.

                    WITNESS my hand and official seal the day and year in this certificate above written.

                                         ---------------------------------------
                   Notary Public in and for the State of Washington, residing at

                                         ---------------------------------------
                   My commission expires:
                                         ---------------------------------------



STATE OF WASHINGTON        )
                           )ss.
COUNTY OF KING             )

         On this _______ day of December, 1997, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared RICHARD T. TAKATA, to me known to be the President of EAGLE HARDWARE & GARDEN, INC., the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do, and that the corporate seal affixed thereto is the seal of said corporation.

                    WITNESS my hand and official seal the day and year in this certificate above written.

                                         ---------------------------------------
                   Notary Public in and for the State of Washington, residing at

                                         ---------------------------------------
                   My commission expires:
                                         ---------------------------------------

                                       1